UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ALLAKOS INC.

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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975 Island Drive, Suite 201

Redwood City, California 94065

April 14, 2021

To Stockholders of Allakos Inc.:

Our 2021 Annual Meeting of Stockholders (“2021 Annual Meeting”) will be held on Tuesday, May 25, 2021 at 2:30 p.m., PDT. The 2021 Annual Meeting will be conducted exclusively online via a live webcast. You will be able to attend the meeting, submit your questions during the meeting and vote your shares electronically at the meeting by registering at www.proxydocs.com/ALLK. Because the meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the meeting in person. In order to attend the meeting, you must register at www.proxydocs.com/ALLK. The attached notice and proxy statement describe the formal business to be transacted at the meeting.

In accordance with the rules of the Securities and Exchange Commission, we are advising our stockholders of the availability on the Internet of our proxy materials related to our forthcoming annual meeting. These rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering paper copies of all proxy materials to each stockholder, as well as providing access to those proxy materials on a publicly accessible website. Beginning on April 14, 2021 you may read, print and download our 2020 Annual Report to Stockholders on Form 10-K and our Proxy Statement at www.proxydocs.com/ALLK.

You may vote your shares by regular mail, online or by telephone. The 2021 Annual Meeting is being held so that stockholders may consider the election of Class III directors, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and a non-binding advisory vote on the compensation of our named executive officers.

Our board of directors determined that the matters to be considered at the 2021 Annual Meeting are in the best interests of us and our stockholders. For the reasons set forth in the Proxy Statement, the board of directors unanimously recommends a vote “FOR” the election of each Class III director, a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

On behalf of the board of directors and the officers and employees of Allakos Inc., I would like to take this opportunity to thank our stockholders for their continued support.

Sincerely,
Robert Alexander, Ph.D.
Chief Executive Officer and Director

Allakos Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that our 2021 Annual Meeting of Stockholders (“2021 Annual Meeting”) will be held virtually via live webcast on the Internet on Tuesday, May 25, 2021 at 2:30 p.m., PDT for the following purposes:

1.	Election of Class III directors;
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.	Approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement; and
4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

These proposals are more fully described in the Proxy Statement following this Notice.

Our board of directors recommends that you vote (i) FOR the election of the respective nominees for Class III directors named in this proxy statement to serve as directors of the Company, (ii) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and (iii) FOR the approval, on an advisory basis, of the compensation of our named executive officers as described in this proxy statement. You will be able to attend the meeting, submit your questions during the meeting, and vote your shares electronically at the meeting by registering at www.proxydocs.com/ALLK.

Along with the attached Proxy Statement, we are sending you copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Our board of directors has fixed the close of business on April 8, 2021 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the 2021 Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the 2021 Annual Meeting.

Stockholders are cordially invited to attend the 2021 Annual Meeting. Regardless of whether you plan to attend, please mark, date, sign and return the enclosed proxy to ensure that your shares are represented.

By order of the Board of Directors,
Robert Alexander, Ph.D.
Chief Executive Officer and Director

April 14, 2021

YOUR VOTE IS IMPORTANT

Please vote via the Internet or telephone.

Internet: www.proxypush.com/ALLK

Phone: 1-866-490-6867

To vote by mail, please mark, sign and date the enclosed proxy card and return it promptly in the self-addressed, stamped envelope provided.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The Securities and Exchange Commission (the “SEC”) has adopted rules regarding how companies must provide proxy materials to their stockholders. These rules are often referred to as “notice and access,” under which a company may select either of the following options for making proxy materials available to its stockholders:

•	the full set delivery option; or
•	the notice only option.

A company may use a single method for all of its stockholders, or use full set delivery for some while adopting the notice only option for others.

Full Set Delivery Option

Under the full set delivery option, a company delivers all proxy materials to its stockholders by mail as it would have done prior to the change in the rules. In addition to delivery of proxy materials to stockholders, the company must post all proxy materials on a publicly accessible website and provide information to stockholders about how to access the website.

In connection with our 2021 Annual Meeting, we have elected to use the full set delivery option. Accordingly, you will receive all proxy materials by mail. These proxy materials include the Notice of 2021 Annual Meeting of Stockholders, proxy statement, proxy card and our Annual Report on Form 10-K.

Notice Only Option

Under the notice only option, which we have elected NOT to use for the 2021 Annual Meeting, a company must post all proxy materials on a publicly accessible website. Instead of delivering proxy materials to its stockholders, the company instead delivers a “Notice of Internet Availability of Proxy Material.” The notice includes, among other things:

•	information regarding the date and time of the 2021 Annual Meeting of stockholders as well as the items to be considered at the meeting;
•	information regarding the website where the proxy materials are posted; and
•	various means by which a stockholder can request paper or e-mail copies of the proxy materials.

If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days and by first class mail.

We May Use the Notice Only Option in the Future

Although we have elected to use the full set delivery option in connection with the 2021 Annual Meeting, we may choose to use the notice only option in the future. By reducing the amount of materials that a company needs to print and mail, the notice only option provides an opportunity for cost savings as well as conservation of paper products. Many companies that have used the notice only option have also experienced a lower participation rate resulting in fewer stockholders voting at the 2021 Annual Meeting. We plan to evaluate the future possible cost savings as well as the possible impact on stockholder participation as we consider future use of the notice only option.

Householding

We and some banks, brokers and other nominee record holders participate in the practice of “householding” proxy statements and annual reports. This means that we and such banks, brokers and other nominee record holders are permitted to mail only one copy of our documents, including the 2020 Annual Report and this proxy statement to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. We will promptly deliver a separate copy of either document to you upon written or oral request to Allakos Inc., 975 Island Drive, Suite 201, Redwood City, California 94065, Attention: Corporate Secretary, 1-650-597-5002. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

When is the 2021 Annual Meeting?

Our 2021 Annual Meeting will be held on Tuesday, May 25, 2021, at 2:30 p.m. PDT. This year’s annual meeting will be a virtual meeting via live webcast on the Internet. In order to vote or submit a question during the 2021 Annual Meeting, you will need to follow the instructions posted at www.proxydocs.com/ALLK and will need the control number included on your Notice or proxy card. Any stockholder wishing to attend the 2020 Annual Meeting must visit www.proxydocs.com/ALLK to register.

What is the purpose of the 2021 Annual Meeting?

At our 2021 Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of (1) the election of Class III directors; (2) ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; (3) an advisory vote on our named executive officer compensation; and (4) any other matters that properly come before the meeting.

Who is entitled to vote at the 2021 Annual Meeting?

Only holders of our common stock as of the close of business on April 8, 2021, the record date, are entitled to receive notice of and to vote at the 2021 Annual Meeting. In deciding all matters at the 2021 Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock owned as of the record date. We do not have cumulative voting rights for the election of directors. As of the record date, there were 53,509,433 shares of our common stock outstanding and entitled to vote. We do not have any outstanding shares of preferred stock. A list of stockholders entitled to vote at the meeting will be available for examination during the meeting to any stockholder for any purpose germane to the meeting.

Any stockholder wishing to attend the 2021 Annual Meeting must register at www.proxydocs.com/ALLK.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business.

What vote is required to approve each item?

For purposes of electing directors at the 2021 Annual Meeting, the nominees receiving the support of stockholders representing the greatest numbers of shares of common stock by proxy and entitled to vote, shall be elected as Class III directors.

The affirmative vote of a majority of the shares of common stock by proxy and entitled to vote is required for the ratification of the appointment of Ernst & Young LLP.

The affirmative vote of a majority of the shares of common stock by proxy and entitled to vote is required for the advisory approval of the compensation of our named executive officers as disclosed in this proxy statement.

The affirmative vote of a majority of the shares of common stock by proxy and entitled to vote is required for the approval of any other matter that may be submitted to a vote of our stockholders.

The inspector of election for the 2021 Annual Meeting shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum. A “broker non-vote” will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that proposal and has not received instructions from the beneficial owner. Broker non-votes will not be counted as votes cast “FOR” or votes “WITHELD” for the election of directors. On other matters submitted for a vote, broker non-votes will not be considered in tallying votes cast, and abstentions will be treated as a vote “against.” If less than a majority of the combined voting power of the outstanding shares of common stock is represented at the 2021 Annual Meeting, a majority of the shares so represented may adjourn the 2021 Annual Meeting from time to time without further notice.

What are the Board's recommendations?

As more fully discussed under the section titled “Matters to Come Before the 2021 Annual Meeting”, our board of directors recommends a vote FOR the election of the respective nominees for the Class III directors named in this proxy statement, FOR the ratification of the appointment of Ernst & Young LLP and FOR an advisory vote on the compensation of the named executive officers as described in this proxy statement.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (1) FOR the election of the respective nominees for director named in this proxy statement; (2) FOR the ratification of the appointment of Ernst & Young LLP; (3) FOR the approval, on an advisory basis, of the compensation of our named executive officers as described in this proxy statement; and (4) in accordance with the recommendation of our board of directors, FOR or AGAINST all other matters as may properly come before the 2021 Annual Meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

How do I vote?

You may vote by following the instructions set forth in the Notice or on your proxy card or, if you are a street name holder (that is, if you hold your shares through a bank, broker or other holder of record), you must vote in accordance with the voting instruction form provided by your bank, broker or other holder of record. You may access the Notice, proxy materials and our annual report to stockholders at www.proxydocs.com/ALLK. If you are a street name holder, the availability of telephone or internet voting will depend upon your bank’s, broker’s, or other holder of record’s voting process.

Can I change my vote after I return my proxy card?

Yes. The giving of a proxy does not eliminate the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy, by voting in person at the 2021 Annual Meeting, by filing a written revocation or duly executed proxy bearing a later date with our Secretary at our headquarters.

Who pays for costs relating to the proxy materials and annual meeting of stockholders?

The costs of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Stockholders and the enclosed Annual Report and proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our board of directors currently consists of seven members, with staggered three-year terms, pursuant to our amended and restated certificate of incorporation and restated bylaws. Directors in Class III will stand for election at the 2021 Annual Meeting. The terms of office of directors in Class I, which consists of Robert Alexander, Ph.D. and Steven James, and Class II, which consists of John McKearn, Ph.D., Paul Walker and Natalie Holles, expire at our Annual Meetings of Stockholders to be held in 2022 and 2023, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the Class III nominees named below and currently serving as a director in Class III, be elected as a Class III director for a three-year term expiring at our 2024 Annual Meeting of Stockholders, or until such director’s successor is duly elected and qualified, or until his earlier death, resignation, disqualification or removal.

Our directors and their ages as of April 14, 2021 and positions with the Company are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position
Robert Alexander, Ph.D.	51	Chief Executive Officer and Director
Daniel Janney (2)(3)	55	Chair of Board and Director Nominee
Robert E. Andreatta (1)	59	Director and Director Nominee
Steven P. James (1)(3)	63	Director
John McKearn, Ph.D. (2)(3)	67	Director
Paul Walker (1)(2)	46	Director
Natalie C. Holles	48	Director

(1)	Member of audit committee
(2)	Member of compensation committee
(3)	Member of corporate governance and nominating committee

Nominees

Daniel Janney has served as a member of our board of directors since March 2017 and as Chair of our board of directors since June 2017. Mr. Janney is a managing director at Alta Partners, a life sciences venture capital firm, which he joined in 1996. Prior to joining Alta, from 1993 to 1996, Mr. Janney was a Vice President in Montgomery Securities’ healthcare and biotechnology investment banking group, focusing on life sciences companies. Mr. Janney is a director of a number of companies including Esperion Therapeutics, Krystal Biotech, Lassen Therapeutics, Novome Biotechnologies and Prolacta Bioscience. Mr. Janney is currently vice chair of the California Academy of Sciences Board of Trustees. He holds a Bachelor of Arts in history from Georgetown University and an M.B.A. from the Anderson School at the University of California, Los Angeles.

We believe Mr. Janney is qualified to serve on our board of directors because of his experience working with and serving on the boards of directors of life sciences companies and his experience working in the venture capital industry.

Robert E. Andreatta has served as a member of our board of directors since June 2018. Mr. Andreatta has served as Vice President, Finance - Business Controllership and Operations for Alphabet Inc. since June 2019. From March 2016 to June 2019, Mr. Andreatta was Vice President, Controller at Google LLC. Previously, at Genentech, he served as Director of Collaboration Finance from June 2003 to September 2004, Director of Corporate Accounting and Reporting from September 2004 to May 2005, Assistant Controller and Senior Director, Corporate Finance from May 2005 to June 2006, Controller from June 2006 to November 2008, Chief Accounting Officer from April 2007 to November 2008 and Vice President, Controller and Chief Accounting Officer from November 2008 to March 2016. Prior to joining Genentech, he held various officer positions at HopeLink Corporation, a healthcare information technology company, from 2000 to 2003 and was a member of the board of directors of HopeLink from 2002 to 2003. Mr. Andreatta worked for KPMG from 1983 to 2000, including service as an audit partner from 1995 to 2000. He earned a Bachelor of Science degree in accounting from Santa Clara University.

We believe Mr. Andreatta is qualified to serve on our board of directors because of his extensive financial and accounting expertise, his industry experience and his experience as a public company executive.

Continuing Directors

Robert Alexander, Ph.D. has served as a member of our board of directors since May 2017 and as our Chief Executive Officer since April 2017. Dr. Alexander previously served as our President from November 2017 through August 2019 and as a member of our board of directors from December 2012 until June 2013. From December 2013 to April 2017, Dr. Alexander served as Chief Executive Officer of ZS Pharma (acquired by AstraZeneca in December 2015), where he also served as a member of the board of directors, including as Chairman from March 2013 to March 2014. From November 2005 to March 2013, Dr. Alexander served as a Director at Alta Partners, a venture capital firm in life sciences. In addition, he acted as Executive Chairman and interim Chief Executive Officer of SARcode Biosciences (acquired by Shire plc in April 2013), a biopharmaceutical company. During his time at Alta, he led investments in SARcode Biosciences, Lumena Pharmaceuticals, ZS Pharma and Allakos. Previously, Dr. Alexander was a Principal in MPM Capital’s BioEquities fund where he sourced opportunities and led due diligence efforts for both public and private investments. Dr. Alexander also previously worked in the Business Development group at Genentech (now a member of the Roche Group), a biotechnology company, where he was responsible for sourcing and screening product opportunities based on scientific merit and strategic fit, leading diligence teams and negotiating terms and definitive agreements. He is currently a director at Allena Pharmaceuticals. Dr. Alexander joined Genentech after completing his post-doctoral fellowship at Stanford University in the Pathology department. He also holds a Ph.D. with a focus in immunology from the University of North Carolina and a B.A. in zoology from Miami University of Ohio.

We believe Dr. Alexander is qualified to serve on our board of directors because of the perspective and experience he provides as our CEO, as well as his broad experience within the pharmaceutical industry, particularly in the area of immunology.

Steven P. James has served as a member of our board of directors since April 2016. From July 2014 to present, Mr. James has been an independent director at several biotechnology companies and served as acting or interim Chief Executive Officer at Antiva Biosciences (previously Hera Therapeutics) and Pionyr Immunotherapeutics (previously Precision Immune). Mr. James served as President and Chief Executive Officer of Labrys Biologics, from December 2012 until its acquisition by Teva Pharmaceuticals in July 2014. He was President and Chief Executive Officer of KAI Pharmaceuticals, from October 2004 until its acquisition by Amgen in July 2012. He was Senior Vice President, Commercial Operations, at Exelixis, from 2003 until 2004. Previously he held senior business roles at Sunesis Pharmaceuticals and Isis Pharmaceuticals. He began his career in new product planning at Eli Lilly and Company. Mr. James was also a member of the board of directors of Cascadian Therapeutics and Ocera Therapeutics, and is currently a director of Antiva Biosciences, Soteria Biotherapeutics, Ventus Therapeutics and Pionyr Immunotherapeutics, where he has been President and Chief Executive Officer since January 2016. Mr. James earned a Bachelor of Arts degree in biology from Brown University and a Masters in Management degree from the Kellogg Graduate School of Management at Northwestern University.

We believe Mr. James is qualified to serve on our board of directors because of his experience as an executive of pharmaceutical companies, as well as his experience serving on the board of directors for several biotechnology companies.

John McKearn, Ph.D. has served as a member of our board of directors since December 2012. Dr. McKearn joined RiverVest Venture Partners, a venture capital firm, in April 2008 as a Venture Partner and has been a Managing Director since April 2011. Prior to joining RiverVest, Dr. McKearn was the Chief Executive Officer of Kalypsys, a biopharmaceutical company, from 2005 to December 2006, its President from 2004 to December 2006 and its Chief Scientific Officer from 2003 to 2005. From 2000 to June 2009, Dr. McKearn served on the board of IDM Pharma (acquired by Takeda), a biotechnology company. He also previously served on the board of directors of Epimmune, Keel Pharmaceuticals, ZS Pharma, Otonomy and Lumena Pharmaceuticals. Dr. McKearn currently serves as Chairman of the Board of Wugen, Inc., and as a member of the board of directors of Arch Oncology, OncoResponse, Good Therapeutics and Adarza Biosystems. From 1987 to 2003, Dr. McKearn worked as a scientist with G.D. Searle & Company, which merged into Pharmacia Corporation in 2000, serving as the head of discovery research from 1997 to 2003. Before that, he was a senior scientist at E.I. DuPont de Nemours and Company, a member of the Basel Institute for Immunology in Basel, Switzerland and a research associate in the Department of Microbiology and Immunology at Washington University in St. Louis. Dr. McKearn holds a Bachelor’s degree in biology from Northern Illinois University and a Ph.D. in immunology from the University of Chicago.

We believe Dr. McKearn is qualified to serve on our board of directors because of his experience as a venture capital investor, his industry expertise and his leadership experience with biotechnology and pharmaceutical companies.

Paul Walker has served as a member of our board of directors since November 2017. Mr. Walker started in April 2008 as a Partner and is now a General Partner at New Enterprise Associates, an investment firm focused on venture capital and growth equity investments, where Mr. Walker focuses on later-stage biotechnology and life sciences investments. From January 2001 to March 2008, Mr. Walker worked at MPM Capital, a life sciences venture capital firm, where he specialized in public, private-investment-in-public-equity and mezzanine-stage life sciences investing as a general partner with the MPM BioEquities Fund. From July 1996 to December 2000, Mr. Walker served as a portfolio manager at Franklin Resources, a global investment management organization known as Franklin Templeton Investments. Mr. Walker currently serves as a member of the board of directors of Trillium Therapeutics, and previously served as a member of the board of directors of TESARO and Tracon Pharmaceuticals. Mr. Walker also manages a number of NEA’s other late-stage and public investments. Mr. Walker received a B.S. in biochemistry and cell biology from the University of California at San Diego and holds the designation of Chartered Financial Analyst.

We believe Mr. Walker is qualified to serve on our board of directors because of his experience in the life sciences and venture capital industries, his educational background and his experience as a public company director.

Natalie Holles has served as a member of our board of directors since December 2020. Ms. Holles served as President and Chief Executive Officer of Audentes Therapeutics (a subsidiary of Astellas Pharma, Inc.) from January 2020 to March 2021. Prior to this, Ms. Holles served Audentes as Senior Vice President and Chief Operating Officer from August 2015 to May 2018 and President and Chief Operating Officer from May 2018 to January 2020. Previously, Ms. Holles served as Senior Vice President, Corporate Development at Hyperion Therapeutics, Inc. from 2013 through its acquisition by Horizon Pharma in May 2015. From 2010 to 2013, Ms. Holles provided executive-level strategy and business development advisory services to a number of privately held biopharmaceutical companies. Earlier in her career, Ms. Holles served as Vice President, Business Development at KAI Pharmaceuticals, Inc. (acquired by Amgen in 2012) and previously held corporate development and commercial roles at InterMune, Inc. (acquired by Roche in 2014) and Genentech, Inc. Ms. Holles is a member of the Board of Directors of Rubius Therapeutics and Day One Biopharmaceuticals. She received an M.A. in Molecular, Cellular, and Developmental Biology from the University of Colorado, Boulder, where she was a Howard Hughes Medical Institute Predoctoral Fellow, as well as an A.B. in Human Biology from Stanford University.

We believe Ms. Holles is qualified to serve on our board of directors because of her experience as an executive of pharmaceutical companies, as well as her experience serving on the board of directors for several biotechnology companies.

Vote Required

The election of Class III directors requires a plurality vote of the shares of our common stock by proxy at the 2021 Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL NUMBER ONE

PROPOSAL NO. 2 – RATIFICATION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP, as our independent registered public accounting firm to audit our financial statements and internal control over financial reporting for our fiscal year ending December 31, 2021. Ernst & Young LLP has served as our independent registered public accounting firm since 2016.

Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the 2021 Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2021 if our audit committee believes that such a change would be in the best interests of the Company and its stockholders. If the appointment is not ratified by our stockholders, the audit committee may reconsider whether it should appoint another independent registered public accounting firm.

We expect that representatives of Ernst & Young LLP will attend the 2021 Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2020 and 2019.

	2020	2019
Audit Fees (1)	$1,344,000	$1,356,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	4,000
Total Fees	$1,344,000	$1,360,000

(1)

Audit Fees in 2020 consisted of fees and expenses billed for professional services performed by Ernst & Young LLP for the integrated audit of annual financial statements and internal control over financial reporting, the review of interim financial statements, accounting and financial reporting consultations, and services provided in connection with our November 2020 follow-on offering and other SEC filings, including consents and comfort letters. Audit Fees in 2019 consisted of fees billed for professional services performed by Ernst & Young LLP for the integrated audit of annual financial statements and internal control over financial reporting, the review of interim financial statements, and services provided in connection with our August 2019 follow-on offering and other SEC filings, including consents and comfort letters.

(2)	There were no Audit-Related Fees incurred.
(3)	There were no Tax Fees incurred.
(4)

All Other Fees incurred relate to other products and professional services provided by Ernst & Young LLP and includes subscription fees for access to an online library of accounting research literature.

Auditor Independence

In 2020 and 2019, there were no other professional services provided by Ernst & Young LLP that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Ernst & Young LLP for our fiscal years ended December 31, 2020 and 2019 were pre-approved by our audit committee.

Vote Required

The affirmative vote of a majority of the shares of common stock by proxy and entitled to vote is required for the ratification of the appointment of Ernst & Young LLP.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM UNDER PROPOSAL NUMBER TWO

PROPOSAL NO. 3 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our stockholders are entitled to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to retain and incentivize the high-quality executives whose efforts are key to our long-term success. Under these programs, our named executive officers are rewarded on the basis of individual and corporate performance measured against established corporate and strategic goals. Please read this section of this proxy statement for additional details about our executive compensation programs, including information about the fiscal year 2020 compensation of our named executive officers.

The compensation committee of our board of directors continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Because your vote is advisory, it will not be binding upon the board of directors. However, the board of directors and the compensation committee value the opinions expressed by our stockholders and will review the voting results in connection with their ongoing evaluation of our executive compensation program. The board of directors has adopted a policy providing for triennial advisory votes on the compensation of our named executive officers. The next “say-on-pay” vote will occur at our 2024 annual meeting of stockholders.

Vote Required

The advisory approval of the compensation of our named executive officers requires a vote of the majority of the shares of common stock entitled to vote at the 2021 Annual Meeting. Broker non-votes will have no effect on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS UNDER PROPOSAL NUMBER THREE

TRANSACTION OF OTHER BUSINESS

Our board of directors does not know of any other matters to be raised at the 2021 Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the proxies will use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters. If the meeting is adjourned or postponed, then proxies can vote your shares at the adjournment or postponement as well.

CORPORATE GOVERNANCE

Director Independence

Our common stock is listed on the NASDAQ Global Select Market (“NASDAQ”). Under the rules of NASDAQ, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the rules of NASDAQ, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3 and under the rules of NASDAQ, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 and under the rules of NASDAQ, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our board of directors undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that Daniel Janney, Robert E. Andreatta, Steven P. James, John McKearn Ph.D., Paul Walker and Natalie C. Holles, representing six of our seven directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of NASDAQ.

In making these determinations, our board of directors considered the current and prior relationships that each nonemployee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each nonemployee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions”. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our board of directors is currently chaired by Mr. Janney. As a general policy, our board of directors believes that separation of the positions of Chair of our board of directors and Chief Executive Officer reinforces the independence of our board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our board of directors as a whole. As such, Robert Alexander, Ph.D. serves as our Chief Executive Officer while Mr. Janney serves as the Chair of our board of directors but is not an officer. We currently expect and intend the positions of Chair of our board of directors and Chief Executive Officer to continue to be held by two individuals in the future.

Role of Board of Directors in Risk Oversight

Our board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The corporate governance and nominating committee is responsible for overseeing the management of risks associated with the independence of our board of directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through discussions from committee members about such risks. Our board of directors believes its administration of its risk oversight function has not negatively affected the board of directors’ leadership structure.

Board and Committee Meetings

During 2020, our board of directors held eight meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he served during the periods that he served.

It is the policy of our board of directors to regularly have separate meeting times for independent directors without management. Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. All of our directors attended our 2020 annual meeting of stockholders.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a corporate governance and nominating committee. We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees comply with the requirements of, the Sarbanes-Oxley Act of 2002, the NASDAQ rules and SEC rules and regulations. We comply with NASDAQ requirements with respect to committee composition of independent directors. Each committee has the composition and responsibilities described below.

Audit Committee

The members of our audit committee are Messrs. Andreatta, James and Walker. Mr. Andreatta is the chair of our audit committee and is our audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the rules of NASDAQ. Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems. Our audit committee also:

•	selects and hires the independent registered public accounting firm to audit our financial statements;
•	helps to ensure the independence and performance of the independent registered public accounting firm;
•	approves audit and non-audit services and fees;
•

reviews financial statements and discusses with management and the independent registered public accounting firm our annual audited and quarterly financial statements and the results of the independent audit and the quarterly reviews;

•	prepares the audit committee report that the SEC requires to be included in our annual proxy statement;
•	reviews reports and communications from the independent registered public accounting firm;
•	reviews the adequacy and effectiveness of our internal controls and disclosure controls and procedure;
•	reviews our policies on risk assessment and risk management;

•	reviews related party transactions; and
•

establishes and oversees procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our audit committee operates under a written charter which satisfies the applicable rules of the SEC and the listing standards of NASDAQ. A copy of the charter of our audit committee is available on our website at http://investor.allakos.com/investor-relations in the “Corporate Governance” section of our Investors webpage. During 2020, our audit committee held six meetings.

Compensation Committee

The members of our compensation committee are Dr. McKearn and Messrs. Janney and Walker. Mr. Janney is the chair of our compensation committee. Our compensation committee oversees our compensation policies, plans and benefits programs. The compensation committee also:

•	oversees our overall compensation philosophy and compensation policies, plans and benefit programs; and
•	reviews and approves or recommends to the board for approval compensation for our executive officers and directors; and administers our equity compensation plans.

Our compensation committee operates under a written charter which satisfies the applicable rules of the SEC and the listing standards of NASDAQ. A copy of the charter of our compensation committee is available on our website at http://investor.allakos.com/investor-relations in the “Corporate Governance” section of our Investors webpage. During 2020, our compensation committee held seven meetings.

Our compensation committee has engaged Compensia, Inc. (“Compensia”), as its independent compensation consultant. The compensation committee has assessed the independence of Compensia, considering all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended. Based on this review, the compensation committee concluded that there are no conflicts of interest raised and that Compensia is independent. Compensia provides analysis and recommendations to the compensation committee regarding:

•	the Company’s pay philosophy, including a review and update of the group peer comparators;
•	the executive compensation program, including assisting in the development of recommendations covering salary, annual cash incentives and equity compensation;
•

the equity compensation programming, including the development of guidelines to be used for future equity grant cycles, providing overall pool budgeting and modeling and providing updates with regards to long-term incentive trends among peers; and

•	the non-executive compensation program and development of salary structure, including short-term incentive guidelines.

Compensia reports to the compensation committee and not to management, although Compensia meets with management for purposes of gathering information for its analyses and recommendations.

Corporate Governance and Nominating Committee

The members of our corporate governance and nominating committee are Dr. McKearn and Messrs. James and Janney. Dr. McKearn is the chairman of our corporate governance and nominating committee. Our corporate governance and nominating committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. Specifically, the corporate governance and nominating committee:

•	identifies, evaluates and makes recommendations to our board of directors regarding nominees for election to our board of directors and its committees;
•	considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees;
•	reviews developments in corporate governance practices;

•	evaluates the adequacy of our corporate governance practices and reporting; and
•	evaluates the performance of our board of directors and of individual directors.

Our corporate governance and nominating committee operates under a written charter which satisfies the applicable rules of the SEC and the listing standards of NASDAQ. A copy of the charter of our corporate governance and nominating committee is available on our website at http://investor.allakos.com/investor-relations in the “Corporate Governance” section of our Investors webpage. During 2020, our corporate governance and nominating committee held two meetings.

Considerations in Evaluating Director Nominees

It is the policy of the corporate governance and nominating committee of our board of directors to consider recommendations for candidates to our board of directors from stockholders holding no less than one percent (1%) of the outstanding shares of the Company’s common stock continuously for at least 12 months prior to the date of the submission of the recommendation or nomination.

The corporate governance and nominating committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the corporate governance and nominating committee from other sources. The corporate governance and nominating committee will use the following procedures to identify and evaluate any individual recommended or offered for nomination to our board of directors:

•	In its evaluation of director candidates, including the members of our board of directors eligible for reelection, the corporate governance and nominating committee will conisder the following:
•	The current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors.
•

Such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. The corporate governance and nominating committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.

•	Other factors that the corporate governance and nominating committee deems appropriate.
•	The corporate governance and nominating committee require the following minimum qualifications to be satisfied by any nominee for a position on our board of directors:
•	The highest personal and professional ethics and integrity.
•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
•	Skills that are complementary to those of the existing board of directors.
•	The ability to assist and support management and make significant contributions to the Company’s success.
•

An understanding of the fiduciary responsibilities that is required of a member of our board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

•

If the corporate governance and nominating committee determines that an additional or replacement director is required, the corporate governance and nominating committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the corporate governance and nominating committee, our board directors or management.

The corporate governance and nominating committee may propose to our board of directors a candidate recommended or offered for nomination by a stockholder as a nominee for election to our board of directors. In the future, the corporate governance and nominating committee may pay fees to third parties to assist in identifying or evaluating director candidates.

Stockholder Recommendations for Nominations to the Board of Directors

A stockholder that wants to recommend a candidate for election to the board of directors should direct the recommendation in writing by letter to the Company, attention of the Secretary, at 975 Island Drive, Suite 201, Redwood City, California 94065. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.

A stockholder that instead desires to nominate a person directly for election to the board of directors at an annual meeting of the stockholders must meet the deadlines and other requirements set forth in Section 2.4 of the Company’s bylaws and the rules and regulations of the Securities and Exchange Commission. Section 2.4 of the Company’s bylaws requires that a stockholder who seeks to nominate a candidate for director must provide a written notice to the Secretary of the Company not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then notice by the stockholder to be timely must be so received by the Secretary of the Company not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. That notice must state the information required by Section 2.4 of the Company’s bylaws, and otherwise must comply with applicable federal and state law. The Secretary of the Company will provide a copy of the bylaws upon request in writing from a stockholder. “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto.

Stockholders also have the right under our bylaws to propose director candidates for consideration by the committee or our board of directors and also directly nominate director candidates, without any action or recommendation on the part of the committee or our board of directors, by following the procedures set forth in the section of this proxy statement titled “Stockholder Proposals”.

Compensation Committee Interlocks and Inside Participation

None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of business conduct and ethics is available on our website at http://investor.allakos.com/investor-relations in the “Corporate Governance” section of our Investors webpage. We intend to disclose any future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions or our directors on our website identified above.

Communications with the Board of Directors

Our board of directors believes that management speaks for Allakos Inc. Individual board members may, from time to time, communicate with various constituencies that are involved with the Company, but it is expected that board members would do this with knowledge of management and, in most instances, only at the request of management.

In cases where stockholders and other interested parties wish to communicate directly with our non-management directors, messages can be sent to our Secretary, at 975 Island Drive, Suite 201, Redwood City, California 94065. Our Secretary monitors these communications and will provide a summary of all received messages to the board of directors at each regularly scheduled meeting of the board of directors. Our board of directors generally meets on a quarterly basis. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board or non-management director, of independent advisors or of Company management, as our Secretary considers appropriate.

Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.

This procedure for stockholder and other interested party communications with the non-management directors is administered by the Company’s corporate governance and nominating committee. This procedure does not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act or (c) communications to the audit committee pursuant to the Complaint Procedures for Accounting and Auditing Matters.

Stock Ownership and Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in company securities. Our insider trading policy expressly prohibits, without prior approval from our general counsel or chief financial officer, in consultation with our board of directors or an independent committee thereof, short sales and derivative transactions of our stock by our officers, directors, employees and agents and their respective affiliates, purchases or sales of puts, calls or other derivative securities of the Company, or hedging transactions. In addition, our insider trading policy expressly prohibits our executive officers, directors, employees and agents and their respective affiliates from borrowing against Company securities held in a margin account, or, pledging our securities as collateral for a loan, in each case without prior approval from our general counsel or chief financial officer, in consultation with our board of directors or an independent committee thereof.

EXECUTIVE MANAGEMENT

We have provided below summary biographies of our named executive officers as of April 14, 2021 who are described in the section titled “Compensation Discussion & Analysis”.

Our board of directors chooses our executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.

Robert Alexander, Ph.D. has served as a member of our board of directors since May 2017 and as our Chief Executive Officer since April 2017. Dr. Alexander previously served as our President from November 2017 through August 2019 and as a member of our board of directors from December 2012 until June 2013. From December 2013 to April 2017, Dr. Alexander served as Chief Executive Officer of ZS Pharma (acquired by AstraZeneca in December 2015), where he also served as a member of the board of directors, including as Chairman from March 2013 to March 2014. From November 2005 to March 2013, Dr. Alexander served as a Director at Alta Partners, a venture capital firm in life sciences. In addition, he acted as Executive Chairman and interim Chief Executive Officer of SARcode Biosciences (acquired by Shire plc in April 2013), a biopharmaceutical company. During his time at Alta, he led investments in SARcode Biosciences, Lumena Pharmaceuticals, ZS Pharma and Allakos. Previously, Dr. Alexander was a Principal in MPM Capital’s BioEquities fund where he sourced opportunities and led due diligence efforts for both public and private investments. Dr. Alexander also previously worked in the Business Development group at Genentech (now a member of the Roche Group), a biotechnology company, where he was responsible for sourcing and screening product opportunities based on scientific merit and strategic fit, leading diligence teams and negotiating terms and definitive agreements. He is currently a director at Allena Pharmaceuticals. Dr. Alexander joined Genentech after completing his post-doctoral fellowship at Stanford University in the Pathology department. He also holds a Ph.D. with a focus in immunology from the University of North Carolina and a B.A. in zoology from Miami University of Ohio.

Leo Redmond served as our Chief Financial Officer from August 2019 to December 2020. From January 2008 to March 2013, Mr. Redmond served as Chief Financial Officer and Secretary at Presidio Pharmaceuticals, a clinical-stage pharmaceutical company, and from March 2013 to July 2019, he served as President, CFO and Secretary of Presidio Pharmaceuticals. Mr. Redmond has also served as a member of the board of directors of Presidio Pharmaceuticals since 2011. From December 2000 to December 2007, Mr. Redmond was Senior Director of Finance at Genentech, Inc., a biotechnology company, which was acquired by Roche in March 2009. From July 2004 to December 2007 Mr. Redmond also served as the CFO and Secretary for the Genentech Foundation for Biomedical Sciences. Prior to joining Genentech, Mr. Redmond worked for the GTE Corporation in various financial roles. Mr. Redmond holds a Bachelor of Science degree, with a double major in Business Administration and Accounting, from the University of Kansas and an MBA from the UCLA Anderson School of Management.

Adam Tomasi, Ph.D. has served as our interim Chief Financial Officer since December 2020, President since August 2019 and Chief Operating Officer since April 2017. Dr. Tomasi previously served as our Chief Financial Officer from April 2017 and as Secretary from November 2017 until August 2019. Dr. Tomasi is expected to continue to serve as our interim Chief Financial Officer until a permanent Chief Financial Officer is appointed. Dr. Tomasi is also on the board of directors of Attune Pharmaceuticals, a private biotechnology company. From August 2013 to January 2015, Dr. Tomasi served as Senior Vice President, Corporate Development of ZS Pharma, and from February 2015 to March 2017, he served as Chief Scientific Officer and Head of Corporate Development of ZS Pharma. Previously, Dr. Tomasi was a Principal at Alta Partners, where he was involved in the funding and development of notable medical technology and life science companies including Chemgenex, Excaliard, Lumena Pharmaceuticals, Achaogen, Immune Design, Allakos and ZS Pharma. Prior to joining Alta Partners, Dr. Tomasi was in the Harvard-MIT Biomedical Enterprise Program where he completed internships as an equity analyst at Lehman Brothers and at MPM Capital. Dr. Tomasi also previously worked as a medicinal chemist with Gilead Sciences and Cytokinetics, where he helped create the cardiovascular drug CK-1827452, which was licensed to Amgen. Dr. Tomasi holds a B.S. in Chemistry from the University of California, Berkeley, an MBA from the Massachusetts Institute of Technology Sloan School of Management and a Ph.D. in Chemistry from the University of California, Irvine.

Henrik Rasmussen, M.D., Ph.D. has served as our Chief Medical Officer since June 2017. From October 2012 through June 2016, Dr. Rasmussen served as Chief Medical Officer at ZS Pharma, a biotechnology company. From August 2009 to October 2012 and from June 2015 to June 2017, Dr. Rasmussen served as President and Chief Executive Officer of Rasmussen Biotech and Pharma Consulting. Dr. Rasmussen also previously held the positions of Corporate Vice President and Head of Clinical Development and Medical and Regulatory Affairs at Novo Nordisk. He also previously served as Chief Medical Officer for Nabi Biopharmaceuticals and Genvec. He was also previously Vice President for Clinical Research and Senior Vice President for Clinical Research and Regulatory Affairs at British Biotech and International Clinical Project Manager and Global Study Director for cardiovascular drug development at Pfizer Central Research. Dr. Rasmussen has led numerous global development programs and regulatory filings worldwide, including NDAs. Dr. Rasmussen received his M.D. and Ph.D. from the University of Copenhagen in Denmark and is trained in internal medicine and cardiology.

Mark Asbury has served as our Secretary since August 2019 and as our Chief Legal Officer and General Counsel since November 2018. From 2016 to 2017, Mr. Asbury was General Counsel at Samsara BioCapital, a science-driven venture capital firm. From 2014 to 2016 Mr. Asbury was Chief Legal Officer and General Counsel at ZS Pharma (acquired by AstraZeneca) where he was responsible for all legal aspects of the organization, including intellectual property, SEC matters and strategic transactions. Prior to ZS Pharma, he was the Vice President and General Counsel of Pharmacyclics where he helped the company negotiate a $975 million deal with Johnson & Johnson for ibrutinib, its Phase 2 molecule. Prior to that, Mr. Asbury held a variety of positions at Genentech, most recently as Associate General Counsel and Senior Director of Transactional Law. Prior to joining Genentech, he worked for the law firm of Shearman & Sterling, where he specialized in corporate finance, mergers and acquisitions, and commercial debt financings. Mr. Asbury holds a B.A. in Soviet Studies from Vanderbilt University and a J.D. from Stanford Law School.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the Company’s executive compensation program as it relates to each of our “named executive officers.” Our named executive officers for fiscal year 2020 and their positions with the Company are provided in the following table:

Name	Position
Robert Alexander, Ph.D.	Chief Executive Officer and Director
Leo Redmond (1)	Chief Financial Officer
Adam Tomasi, Ph.D. (2)	President and Chief Operating Officer
Henrik Rasmussen, M.D., Ph.D.	Chief Medical Officer
Mark Asbury	Chief Legal Officer and General Counsel

(1)	Mr. Redmond stepped down as Chief Financial Officer effective as of December 7, 2020 and ceased to be employed by us on February 1, 2021.
(2)	Dr. Tomasi has also been serving as acting Chief Financial Officer since December 7, 2020 and is expected to continue to so serve until a permanent Chief Financial Officer is appointed.

Objectives of the Compensation Programs

The goals of our compensation programs are to ensure that the interests of our employees, including our named executive officers, are aligned with the interests of our stockholders and our business goals, and that the total compensation paid to each of our named executive officers is fair, reasonable and competitive.

We provide our named executive officers with a significant portion of their compensation through cash incentive compensation based upon the achievement of corporate objectives for the year, including our operational and individual performance metrics, as well as through equity compensation. These two elements of executive compensation are aligned with the interests of our stockholders because the amount of compensation ultimately received will vary with our corporate and operational performance. Equity compensation derives its value from the appreciation of shares of our common stock, which in the future is likely to fluctuate based on our corporate and operational performance.

The compensation programs for our named executive officers are designed to provide the following:

Compensation Element	Objective	Features
Base salary	To attract and retain highly skilled executives.	Fixed component of pay to provide financial stability, based on responsibilities, experience, individual contributions and peer company data.

Annual cash incentive program	To promote and reward the achievement of key short-term strategic and business goals of the Company; to motivate and attract executives.	Variable component of pay, with annual payouts determined by our board of directors in its discretion, based on its consideration of the level at which various corporate goals are achieved.
Equity incentive compensation	To encourage executives and other employees to focus on long-term Company performance; to promote retention; to reward outstanding Company and individual performance.

Typically subject to multi-year vesting based on continued service, and are in the form of stock options and restricted stock units (“RSUs”), the value of which depends on the performance of our common stock price, in order to align employee interests with those of our stockholders over the longer-term.

In addition to our direct compensation elements, the following features of our compensation program are designed to align our executive team with stockholder interests and with market best practices:

What We Do	What We Don’t Do

•Maintain an industry-specific peer group for benchmarking pay

•Target pay based on market norms

•Deliver executive compensation primarily through performance-based pay

•Offer market-competitive benefits for executives that are consistent with the rest of our employees

•Consult with an independent compensation consultant on compensation levels and practices

•Allow non-approved hedging or pledging of equity •Provide excessive perquisites •Provide supplemental executive retirement plans

Setting Executive Compensation

Role of the Board, the Compensation Committee and Management

Our board of directors and/or the compensation committee annually review the compensation for all of our named executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, our board of directors or the compensation committee, as the case may be, consider compensation for comparable positions in the market and our peer group (as described below), input from the compensation committee’s independent compensation consultant and from Drs. Alexander and Tomasi, the qualifications, experience and historical compensation levels of our named executive officers, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to the Company.

Taking into account the factors noted above, our compensation committee then approves, or recommends to the board of directors for approval, the compensation for each named executive officer. Drs. Alexander and Tomasi work closely with our board of directors and compensation committee in managing our executive compensation program, may attend meetings of the compensation committee, and may make recommendations to the compensation committee regarding compensation of our executive officers (including their own). Compensation determinations for our named executive officers are made without members of management present.

Role of the Compensation Consultant

We develop our compensation programs after reviewing publicly available compensation data and subscription survey data for our peer group, provided by Radford, a business unit of Aon plc (“Radford”), among other sources. In 2019, our compensation committee engaged Compensia, as its independent compensation consultant, to advise on executive compensation matters including: overall compensation program design, including the design of our performance-based equity award program, annual updates to our peer group to be effective beginning 2020, and benchmarking executive officer and board of director compensation programs. Compensia reports directly to our compensation committee. Our compensation committee has assessed the independence of Compensia consistent with Nasdaq listing standards and has concluded that the engagement of Compensia does not raise any conflict of interest.

Defining and Comparing Compensation to Market Benchmarks

In evaluating the total compensation of our named executive officers, our compensation committee establishes a peer group of publicly traded companies in the biopharmaceutical and biotechnology industries that is selected based on a balance of the following criteria:

•	companies whose number of employees, stage of development and market capitalization are similar, though not necessarily identical, to ours;
•	companies with similar executive positions to ours;
•	companies against which we believe we compete for executive talent; and
•	public companies based in the United States (“U.S.”) whose compensation and financial data are available in proxy statements or through widely available compensation surveys.

Based on these criteria, our peer group for 2020, as approved by our compensation committee, was comprised of the following 20 companies:

Allogene Therapeutics, Inc.	FibroGen, Inc.	Portola Pharmaceuticals, Inc.
Alnylam Pharmaceuticals, Inc.	Global Blood Therapeutics, Inc.	Repligen Corporation
Amarin Corporation, PLC.	Iovance Biotherapeutics, Inc.	Sage Therapeutics, Inc.
Arrowhead Pharmaceuticals, Inc.	Mirati Therapeutics, Inc.	Sarepta Therapeutics, Inc.
Bluebird Bio, Inc.	Moderna, Inc.	Ultragenyx Pharmaceutical, Inc.
Blueprint Medicines Corporation	MyoKardia, Inc.	Xencor, Inc.
BridgeBio Pharma, Inc.	Nektar Therapeutics

We believe that the compensation practices of our approved peer group provided us with appropriate compensation data for evaluating the competitiveness of the compensation of our named executive officers during 2020.

Notwithstanding any potential similarities with the approved peer group, due to the nature of our business, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential. In 2020, our compensation committee generally targeted both the annual cash compensation opportunities and the annual long-term incentive compensation opportunities for our named executive officers to fall between the 50th percentile and the 75th percentile of our approved peer group, with the compensation committee using its own experience and judgment, including a consideration of market factors, the experience level of the executive and the executive’s performance against established Company goals, in determining where each executive officer’s 2020 cash and long term incentive compensation opportunities should fall within this range.

Other Key Performance Factors in Determining Executive Compensation

As the biopharmaceutical industry is characterized by a very long product development cycle, including a lengthy research and development period and a rigorous approval phase involving clinical studies and governmental regulatory and marketing approval, many of the traditional benchmarking metrics, such as product sales, revenues and profits are inappropriate for a mid- or late- stage biopharmaceutical company such as Allakos. Instead, the specific performance factors our compensation committee considers when determining the compensation of our named executive officers include:

•	key research and development achievements;
•	initiation and progress of preclinical and clinical studies for our product candidates;
•	establishment and maintenance of key strategic relationships and new business initiatives, including financings; and
•	development of organizational capabilities and managing our growth.

These performance factors are considered by our board of directors and compensation committee in connection with our annual performance reviews described below and are a critical component in the determination of annual cash and equity incentive awards for our executives.

2020 Base Salary

We provide base salaries to our named executive officers to compensate them with a fair and competitive base level of compensation for services rendered during the year.

Effective January 1, 2020, our compensation committee approved merit increases in base salary for each of our then-serving named executive officers. The table below sets forth the adjustments to base salary for each of our named executive officers:

Name	2019 Base Salary ($)	2020 Base Salary ($)	% Increase over 2019
Robert Alexander, Ph.D.	600,000	710,000	18.3%
Leo Redmond	390,000	452,000	15.9%
Adam Tomasi, Ph.D.	500,000	625,000	25.0%
Henrik Rasmussen, M.D., Ph.D.	424,000	550,000	29.7%
Mark Asbury	380,000	460,000	21.1%

The increases to the base salaries for each of our named executive officers were made to bring them up to at least the 50th percentile of our approved peer group.

2020 Annual Cash Incentive Program

Our annual cash incentive program allows our board of directors to grant incentive awards, generally payable in cash, to selected employees, including our named executive officers. While the board of directors considers the level of achievement of certain performance goals established by our compensation committee in calculating the amount of bonus payable to each employee, the final bonus payment of each employee for 2020 was determined by our board of directors in its discretion. Each named executive officer has a target bonus opportunity, defined as a percentage of their annual base salary, that is used to calculate the amount of bonus payable to such named executive officer.

For 2020, our board of directors determined that, due to the achievement of goals related to the initiation and completion of certain clinical studies, conduct of FDA meetings, creation of clinical development plans and certain corporate and manufacturing initiatives, as well as the continued advancement of our initial indications and programs, our maintaining budgetary alignment with major research and development milestones and ending the year with significant cash, cash equivalents and investments in marketable securities, and the significant contributions of our named executive officers to the achievement of all of the foregoing, cash incentive bonuses for our named executive officers for 2020 should pay out at 120% of their target levels. The cash incentive bonus targets as a percentage of base salary for both 2019 and 2020, the 2020 target cash incentive bonus amounts in dollars, the actual cash incentive bonus amounts paid to our named executive officers with respect to 2020 and actual 2020 cash incentive bonus amounts paid as a percentage of the 2020 bonus targets are set forth in the table below.

Name	2019 Target Cash Incentive Award (% of 2019 Base Salary)	2020 Target Cash Incentive Award (% of 2020 Base Salary)	2020 Target Cash Incentive Award Opportunity ($)	2020 Cash Incentive Award Payment ($)	2020 Actual Cash Incentive Award Payment (% of 2020 Target Cash Incentive Award Opportunity)
Robert Alexander, Ph.D.	55%	85%	603,500	727,200	120%
Leo Redmond (1)	40%	40%	180,800	—	—
Adam Tomasi, Ph.D.	45%	60%	375,000	450,001	120%
Henrik Rasmussen, M.D., Ph.D.	40%	50%	275,000	330,001	120%
Mark Asbury	40%	45%	207,000	248,401	120%

(1)	Due to his stepping down as Chief Financial Officer in December 2020 and entry into a separation agreement, Mr. Redmond did not receive a bonus payment under the 2020 Annual Cash Incentive Program.

The increases to the target bonus opportunities for each of Drs. Alexander, Tomasi and Rasmussen and Mr. Asbury were made to bring them up to at least the 50th percentile of our approved peer group.

Long-Term Incentives

Our long-term incentive program is designed to:

•	reward demonstrated leadership and performance;
•	align our named executive officers’ interests with those of our stockholders;
•	retain our named executive officers through the term of the awards;
•	maintain competitive levels of executive compensation; and
•	motivate our named executive officers for outstanding future performance.

The market for qualified and talented executives in the biopharmaceutical industry is highly competitive and we compete for talent with many companies that have greater resources than we do. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package we offer.

2020 Restricted Stock Unit Awards – Annual Grants

In December 2020, our compensation committee approved the annual long term incentive grant to our named executive officers in the form of time-based RSUs under our 2018 EIP that vest over four years, with 25% of the RSUs vesting on the first anniversary of the date of grant and the remainder vesting and in one-sixteenth increments each three-month period thereafter so long as the named executive officer remains employed by us through each applicable vesting date. The compensation committee determined to make the 2020 annual long term incentive grant for our named executive officers, as well as the rest of our employees, in the form of RSUs in order to bring the mix of RSUs vs. stock options more in-line with our approved peer group. The compensation committee determined that having some RSUs in the compensation structure was important for retaining current employees and attracting new talent.

The following table sets forth the number of shares of common stock issuable upon vesting of time-based restricted stock units granted to our named executive officers in 2020:

Name	Grant Date	Restricted Stock Unit Award (# Shares)
Robert Alexander, Ph.D.	12/1/2020	121,600
Adam Tomasi, Ph.D.	12/1/2020	78,500
Henrik Rasmussen, M.D., Ph.D.	12/1/2020	52,300
Mark Asbury	12/1/2020	32,400

Benefits and Other Compensation

Other compensation to our executives consists primarily of the broad-based benefits we provide to all full-time employees, including medical, dental and vision insurance, medical and dependent care flexible spending accounts, group life and disability insurance, an employee stock purchase plan and a 401(k) plan. Named executive officers are eligible to participate in all our employee benefit plans, in each case on the same basis as other employees. Pursuant to our 2018 Employee Stock Purchase Plan (the “2018 ESPP”), employees, including our named executive officers, have an opportunity to purchase our common stock at a discount on a tax-qualified basis through payroll deductions. The 2018 ESPP is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (the “Code”). The purpose of the 2018 ESPP is to encourage our employees, including our named executive officers, to become our stockholders and better align their interests with those of our other stockholders.

Our tax-qualified 401(k) plan provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their contributions are 100% vested when contributed. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to each participant’s directions. The retirement plan is intended to qualify under Section 401(a) of the Code. All eligible and participating employees receive a 401(k) match of 100% on pre-tax contributions, up to the first 3% of eligible compensation, and an additional match of 50% on incremental pre-tax contributions, up to 5% of eligible compensation.

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make them more efficient and effective, and for recruitment and retention purposes. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual named executive officer in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment, motivation or retention purposes.

We do not offer any defined benefit pension plans or nonqualified defined compensation arrangements for our employees, including our named executive officers.

Severance and Change in Control Benefits

Each named executive is entitled to receive severance benefits under the terms of his amended offer letter, in the case of Drs. Alexander and Tomasi, or under our Change in Control and Severance Policy, in the case of each of our other named executive officers, upon either termination by us without cause or a resignation by the named executive officer for good reason. We provide these severance benefits in order to provide an overall compensation package that is competitive with that offered by the companies with whom we compete for executive talent. Additionally, severance benefits allow our executives to focus on our objectives without concern for their employment security in the event of a termination.

The severance benefits provided upon a qualifying termination of a named executive officer’s employment in connection with a change in control are higher than severance benefits provided under other qualifying termination events, which is consistent with market practice. The compensation committee approved these enhanced severance and change in control benefits because it considers maintaining a stable and effective management team to be important to protecting and enhancing the best interests of the Company and its stockholders. To that end, the compensation committee recognizes that the possibility of a change in control may exist from time to time, and that this possibility, and the uncertainty and questions it may raise among management, could result in the departure or distraction of management to the detriment of the Company and its stockholders. Accordingly, the enhanced severance benefits have been put in place to encourage the attention, dedication and continuity of members of our management team to their assigned duties without the distraction that may arise from the possibility or occurrence of a change in control and concern for their employment security in the event of a termination. The compensation committee took into account the same factors in agreeing to a provision providing for the single trigger vesting upon a change in control of all then outstanding equity awards held by each of Drs. Alexander and Tomasi and Mr. Asbury in their offer letters, and also in agreeing to provide a gross up payment for excise taxes that Drs. Alexander and Tomasi may incur upon a change in control under Sections 280G and 4999 of the Code under certain circumstances in their offer letters. In each case, the compensation committee determined that providing the single trigger vesting and the excise tax gross up was critical in persuading the named executive officer to join us.

In connection with his ceasing to serve as our Chief Financial Officer in December 2020 and departure in February 2020, we entered into a separation agreement with Mr. Redmond providing for the payments described below under the heading “Redmond Separation Agreement.”

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Summary Compensation Table

The following table sets forth the total compensation awarded to, earned by and paid during the fiscal years ended December 31, 2020, 2019 and 2018 for each of our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Robert Alexander, Ph.D	2020	710,000	727,200	—	12,795,968	11,472	14,244,640
Chief Executive Officer	2019	600,000	396,000	—	11,552,000	11,272	12,559,272
	2018	500,000	250,000	7,311,538	—	11,072	8,072,610
Leo Redmond	2020	452,000	—	—	—	11,472	463,472
Chief Financial Officer	2019	162,500	78,000	2,264,165	2,555,500	6,530	5,066,695
Adam Tomasi, Ph.D	2020	625,000	450,001	—	8,260,555	11,472	9,347,028
President and Chief Operating	2019	500,000	270,000	—	7,457,500	11,272	8,238,772
Officer	2018	400,000	160,000	3,655,769	—	11,072	4,226,841
Henrik Rasmussen, M.D., Ph.D.	2020	550,000	330,001	—	5,503,529	72	6,383,602
Chief Medical Officer	2019	424,000	203,520	—	4,968,500	72	5,596,092
	2018	326,510	97,953	2,027,168	—	72	2,451,703
Mark Asbury	2020	460,000	248,401	—	3,409,452	11,472	4,129,325
Chief Legal Officer and General	2019	380,000	182,400	1,013,096	3,078,000	11,272	4,664,768
Counsel	2018	33,132	20,206	4,414,320	—	2,091	4,469,749

(1)

All bonus payments were made at the discretion of the board of directors as described under the heading “2020 Annual Cash Incentive Program” above. Due to his stepping down as Chief Financial Officer in December 2020 and entry into a separation agreement, Mr. Redmond did not receive a bonus payment under the 2020 Annual Cash Incentive Program.

(2)

The amounts disclosed represent the aggregate grant date fair value of RSU awards as calculated in accordance with the provisions of ASC 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in the notes to our audited financial statements.

(3)	The amounts reported in this column primarily reflect the dollar value of employer 401(k) matching contributions paid to each participating named officer.

Grants of Plan-Based Awards

The following table shows information regarding grants of plan-based awards during the fiscal year ended December 31, 2020 to the Company’s named executive officers.

Name	Grant Date	Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards ($)(2)
Robert Alexander, Ph.D	12/1/2020	121,600	12,795,968
Adam Tomasi, Ph.D	12/1/2020	78,500	8,260,555
Henrik Rasmussen, M.D., Ph.D.	12/1/2020	52,300	5,503,529
Mark Asbury	12/1/2020	32,400	3,409,452

(1)

RSUs subject to service-based vesting criteria established by the board of directors or compensation committee and described in the footnotes to the Outstanding Equity Awards at Fiscal Year-End table below.

(2)

Amounts represent the grant date fair value of the named executive officer’s RSUs, calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in the notes to our audited financial statements.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding all outstanding equity awards held by each of our named executive officers as of December 31, 2020.

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options
Name	Grant Date (1)	Exercisable (#)		Unxercisable (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Units Not Vested (#)		Market Value of Units Not Vested ($)
Robert Alexander, Ph.D.	12/1/2020						121,600	(3)	17,024,000
	11/29/2019						91,200	(4)	12,768,000
	10/9/2018	135,416	(5)	114,584	35.28	10/9/2028
	5/15/2018	195,326	(6)	111,634	4.31	5/15/2028
	1/27/2018	265,853	(7)	24,169	4.01	1/27/2028
	5/17/2017	1,059,600	(8)	—	0.69	5/7/2027
Leo Redmond	11/29/2019						20,175	(9)	2,824,500
	8/2/2019	40,000	(10)	80,000	31.00	8/2/2029
Adam Tomasi, Ph.D.	12/1/2020						78,500	(11)	10,990,000
	11/29/2019						58,875	(12)	8,242,500
	10/9/2018	67,708	(13)	57,292	35.28	10/9/2028
	5/15/2018	96,367	(14)	55,817	4.31	5/15/2028
	1/27/2018	132,926	(15)	12,085	4.01	1/27/2028
	5/17/2017	706,400	(16)	—	0.69	5/7/2027
Henrik Rasmussen, M.D., Ph.D.	12/1/2020						52,300	(17)	7,322,000
	11/29/2019						39,225	(18)	5,491,500
	10/9/2018	43,333	(19)	36,667	35.28	10/9/2028
	5/15/2018	51,666	(20)	28,334	4.31	5/15/2028
	10/2/2017	343,000	(21)	49,000	1.16	10/2/2027
Mark Asbury	12/1/2020						32,400	(22)	4,536,000
	11/29/2019						24,300	(23)	3,402,000
	4/26/2019	16,629	(24)	23,281	40.62	4/26/2029
	11/7/2018	62,500	(25)	57,500	57.30	11/7/2028

(1)

The outstanding options to purchase shares of our common stock and restricted stock units were granted pursuant to the 2018 EIP and 2012 EIP (as defined below). These awards are subject to vesting acceleration under certain circumstances as described under “Potential Payments upon Termination or Change in Control” and “Agreements with Named Executive Officers” below.

(2)

The exercise price of each stock option is equal to the fair market value of a share of our common stock on the date of grant. Prior to our initial public offering on July 19, 2018, the fair market value of a share of our common stock on the date of grant was determined by our board of directors. Since our initial public offering on July 19, 2018, the fair market value of a share of our common stock equals the closing price of our common stock on the Nasdaq Global Market on the date of grant.

(3)

The restricted stock unit award vests as to one-fourth of the shares on December 1, 2021, and one-sixteenth of the shares subject to the award vesting each three-month period thereafter, subject to Dr. Alexander continuing as a service provider through each such date.

(4)

The restricted stock unit award vests as to one-fourth of the shares on November 29, 2020, and one-sixteenth of the shares subject to the award vesting each three-month period thereafter, subject to Dr. Alexander continuing as a service provider through each such date.

(5)

The option award vests as to one-fourth of the shares on October 9, 2019, and one forty-eighth of the shares subject to the option award vest each month thereafter, subject to Dr. Alexander continuing as a service provider through each such date.

(6)

The option award vests as to one-fourth of the shares on May 15, 2019, and one forty-eighth of the shares subject to the option award vest each month thereafter, subject to Dr. Alexander continuing as a service provider through each such date.

(7)

The option award vested as to one-fourth of the shares on April 1, 2018, and one forty-eighth of the shares subject to the option award vest each month thereafter, subject to Dr. Alexander continuing as a service provider through each such date.

(8)

The option award is subject to an early exercise provision and is immediately exercisable. On May 10, 2018, Dr. Alexander partially exercised the option award with respect to 353,200 shares. The shares underlying the option award vested as to one-fourth of the total shares on April 3, 2018 and vested and continue to vest, subject to Dr. Alexander’s continued role as a service provider to us, as to an additional one forty-eighth of the total shares on the same day of each month thereafter.

(9)

The restricted stock unit award vested as to one-fourth of the shares on November 29, 2020, and one-sixteenth of the shares subject to the award vest each three-month period thereafter, subject to Mr. Redmond continuing as a service provider through each such date.  Accordingly, Mr. Redmond forfeited 20,175 restricted stock units that remained subject to this award upon the termination of his employment on February 1, 2021.

(10)

The option award vested as to one-fourth of the shares on August 2, 2020, and one forty-eighth of the shares subject to the option award vest each month thereafter, subject to Mr. Redmond continuing as a service provider through each such date. Accordingly, Mr. Redmond forfeited 75,000 unvested shares that remained subject to this option award upon the termination of his employment on February 1, 2021.

(11)

The restricted stock unit award vests as to one-fourth of the shares on December 1, 2021, and one-sixteenth of the shares subject to the award vesting each three-month period thereafter, subject to Dr. Tomasi continuing as a service provider through each such date.

(12)

The restricted stock unit award vests as to one-fourth of the shares on November 29, 2020, and one-sixteenth of the shares subject to the award vesting each three-month period thereafter, subject to Dr. Tomasi continuing as a service provider through each such date.

(13)

The option award vests as to one-fourth of the shares on October 9, 2019, and one forty-eighth of the shares subject to the option award vest each month thereafter, subject to Dr. Tomasi continuing as a service provider through each such date.

(14)

The option award vests as to one-fourth of the shares on May 15, 2019, and one forty-eighth of the shares subject to the option award vest each month thereafter, subject to Dr. Tomasi continuing as a service provider through each such date.

(15)

The option award vested as to one-fourth of the shares on April 1, 2018, and one forty-eighth of the shares subject to the option award vest each month thereafter, subject to Dr. Tomasi continuing as a service provider through each such date.

(16)

The option award is subject to an early exercise provision and is immediately exercisable. The shares underlying the option award vested as to one-fourth of the total shares on April 3, 2018 and vested and continue to vest, subject to Dr. Tomasi’s continued role as a service provider to us, as to an additional one forty-eighth of the total shares on the same day of each month thereafter.

(17)

The restricted stock unit award vests as to one-fourth of the shares on December 1, 2021, and one-sixteenth of the shares subject to the award vesting each three-month period thereafter, subject to Dr. Rasmussen continuing as a service provider through each such date.

(18)

The restricted stock unit award vests as to one-fourth of the shares on November 29, 2020, and one-sixteenth of the shares subject to the award vesting each three-month period thereafter, subject to Dr. Rasmussen continuing as a service provider through each such date.

(19)

The option award vests as to one-fourth of the shares on October 9, 2019, and one forty-eighth of the shares subject to the option award vest each month thereafter, subject to Dr. Rasmussen continuing as a service provider through each such date.

(20)

The option award vests as to one-fourth of the shares on May 15, 2019, and one forty-eighth of the shares subject to the option award vest each month thereafter, subject to Dr. Rasmussen continuing as a service provider through each such date.

(21)

The shares underlying the option award vested as to one-fourth of the total shares on June 5, 2018 and continue to vest, subject to Dr. Rasmussen’s continued role as a service provider to us, as to an additional one forty-eighth of the total shares on the same day of each month thereafter.

(22)

The restricted stock unit award vests as to one-fourth of the shares on December 1, 2021, and one-sixteenth of the shares subject to the award vesting each three-month period thereafter, subject to Mr. Asbury continuing as a service provider through each such date.

(23)

The restricted stock unit award vests as to one-fourth of the shares on November 29, 2020, and one-sixteenth of the shares subject to the award vesting each three-month period thereafter, subject to Mr. Asbury continuing as a service provider through each such date.

(24)

The option award vests as to one-fourth of the shares on April 26, 2020, and one forty-eighth of the shares subject to the option award vest each month thereafter, subject to Mr. Asbury continuing as a service provider through each such date.

(25)

The option award vests as to one-fourth of the shares on November 7, 2019, and one forty-eighth of the shares subject to the option award vest each month thereafter, subject to Mr. Asbury continuing as a service provider through each such date.

Option Exercises and Stock Vested for Fiscal 2020

The following table presents information regarding the value of equity awards realized by each of our named executive officers during 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert Alexander, Ph.D.	8,240	1,159,347	30,400	3,198,992
Leo Redmond	—	—	6,725	707,672
Adam Tomasi, Ph.D.	5,416	750,048	19,625	2,065,139
Henrik Rasmussen, M.D., Ph.D.	—	—	13,075	1,375,882
Mark Asbury	—	—	8,100	852,363

Equity Incentive Plans

Our 2012 Equity Incentive Plan (the “2012 EIP”) permitted the grant of incentive stock options to our employees and our subsidiary corporations’ employees, and the grant of nonstatutory stock options, stock appreciation rights, restricted stock and restricted stock units to our employees, directors and consultants and our subsidiary corporations’ employees and consultants. The 2012 EIP terminated in connection with our initial public offering in July 2018 but continues to govern outstanding awards granted thereunder.

Our 2018 Equity Incentive Plan (the “2018 EIP”) provides for the grant of incentive stock options to our employees and any of our subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to our employees, directors and consultants and our subsidiary corporations’ employees and consultants. Our compensation committee (or our board of directors acting as the committee under the 2018 EIP) makes all determinations deemed necessary or advisable for administering the 2018 EIP, including but not limited to, selecting the service providers to whom awards may be granted, determining the number of shares covered by each award, approving forms of award agreements for use under the 2018 EIP, determining the terms and conditions of awards (including, but not limited to, the exercise price, the time or times at which awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto).

Potential Payments upon Termination or Change in Control

Our 2018 EIP provides that in the event of a merger or change in control, as defined under our 2018 EIP, each outstanding award will be treated as the compensation committee determines, without requiring a participant’s consent. The compensation committee is not required to treat all awards, all awards held by a participant or all awards of the same type, similarly.

If a successor corporation does not assume or substitute for any outstanding award, then the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse, and for awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. If an option or stock appreciation right is not assumed or substituted in the event of a change in control, the compensation committee will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the compensation committee in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.

Our 2012 EIP provides that in the event of a merger or change in control, as defined under the 2012 EIP, each outstanding award will be treated as the compensation committee determines. If a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on the shares subject to such award will lapse, all performance goals or other vesting criteria applicable to the shares subject to such award will be deemed achieved at 100% of target levels and all of the shares subject to such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time. If an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the compensation committee will notify the applicable participant in writing or electronically that the award will be exercisable for a period of time determined by the compensation committee, and the option or stock appreciation right will terminate upon the expiration of such period.

Agreements with Named Executive Officers

Offer Letters

On July 6, 2018 we entered into an amended offer letter with each of Drs. Alexander, Tomasi and Rasmussen, on November 7, 2018, we entered into an offer letter with Mr. Asbury and on July 31, 2019, we entered into an offer letter with Mr. Redmond. The officers are employed “at will” so may be terminated by us or the executive officer at any time. The severance and change in control protections available to each of our named executive officers are described in detail below.

Redmond Separation Agreement

On December 11, 2020, Mr. Redmond and the Company entered into a separation agreement that provides for the Company to pay Mr. Redmond lump sum cash payments in the amounts of $338,999.94, representing nine months of his base salary, and $180,800.00, which is equal to his target bonus for 2020, and up to nine months of COBRA premiums, in return for a customary release of claims and his continued compliance with restrictive covenants.

Change in Control and Severance Policy

We adopted a Change in Control and Severance Policy (the “severance policy”) for Dr. Rasmussen, Mr. Asbury and certain other of our key employees (other than Drs. Alexander and Tomasi whose agreements are described further below).

Under the severance policy, if we terminate Dr. Rasmussen, or Mr. Asbury other than for “cause,” death or “disability” or they resign for “good reason”, in each case, during the period beginning upon a “change in control”, such terms as defined in the severance policy, and ending 24 months following the change in control, such period referred to as the “change in control period”, they will be eligible to receive the following severance benefits (less applicable tax withholdings): (i) a lump sum cash amount equal to 12 months of their then-current annual base salary (or if they resign for good reason based on a material reduction in base salary, then their annual base salary in effect immediately prior to such reduction) or if greater, at the level in effect immediately before the change in control, (ii) a lump sum cash amount equal to 100% of their then-current target annual bonus opportunity, (iii) 100% of their then outstanding and unvested equity awards will become fully vested and exercisable, if applicable, and any applicable performance goals will be deemed achieved at 100% of target levels, and (iv) payment or reimbursement of continued health coverage for them and their dependents under COBRA for a period of up to 12 months, or a taxable lump sum payment in lieu of such payment or reimbursement, as applicable.

Further, under the severance policy, if Dr. Rasmussen, or Mr. Asbury are terminated other than for cause, death or disability outside the change in control period, they will be eligible to receive the following severance benefits (less applicable tax withholding): (i) a lump sum cash amount equal to 9 months of their then-current annual base salary, (ii) a lump sum cash amount equal to a pro rata portion of their then-current target annual bonus opportunity and (iii)

payment or reimbursement of continued health coverage for them and their dependents for a period of up to 9 months, or a taxable lump sum payment in lieu of such payment or reimbursement, as applicable.

To receive any severance benefits under the severance policy, Dr. Rasmussen and Mr. Asbury must sign and not revoke our standard separation agreement and release of claims within the timeframe set forth in the severance policy.

If any of the payments provided for under the severance policy or otherwise payable to Dr. Rasmussen, or Mr. Asbury would constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the related excise tax under Section 4999 of the Code, then they will be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. The severance policy does not require us to provide any tax gross-up payments to Dr. Rasmussen, Mr. Asbury or any other participant in the severance policy.

In addition to Mr. Asbury’s participation in the severance policy, pursuant to his offer letter, 100% of the total number of shares subject to Mr. Asbury’s company options or other stock awards will immediately vest as of the date immediately preceding the change in control, subject to his continued employment through such date.

Drs. Alexander and Tomasi are not eligible to participate in the severance policy and are only eligible to receive potential termination or change in control payments and benefits pursuant to their amended offer letters dated July 6, 2018.

Agreements with Drs. Alexander and Tomasi – Change in Control and Severance Provisions

Dr. Alexander’s and Dr. Tomasi’s amended offer letters with us provide that in the event that:

•

a “change in control”, as defined in Dr. Alexander’s and Dr. Tomasi’s amended offer letters, occurs, 100% of the total number of shares subject to Dr. Alexander’s and Dr. Tomasi’s company options or other stock awards will immediately vest as of the date immediately preceding the change in control, subject to his continued employment through such date;

•

during the period commencing 3 months before a change in control and ending upon a change in control, such period referred to as the pre-change in control period, Dr. Alexander’s or Dr. Tomasi’s employment is terminated (i) by us without cause, (ii) due to his death or disability or (iii) by him for good reason, then 100% of the total number of shares subject to his company options or other stock awards that have not vested will immediately vest and become exercisable; and

•

Dr. Alexander’s or Dr. Tomasi’s employment is terminated by us without cause (and other than due to his death or disability) or by him for good reason, in either case, outside the pre-change in control period, then the total number of shares subject to his company options or other stock awards that have not vested but would have vested if he had remained employed on the first anniversary of the date of his termination will immediately vest and become exercisable.

To receive the vesting acceleration benefits above that require a qualifying termination of Dr. Alexander’s or Dr. Tomasi’s employment, he must timely sign and not revoke a separation agreement and release of claims in our favor.

Dr. Alexander’s and Dr. Tomasi’s amended offer letters provide that his existing company stock options and any future company stock options granted to him by us that are vested and outstanding on the date of termination will continue to be exercisable for a period of 24 months (or such longer period as provided in the company equity plan under which the applicable option was granted) after the earlier of: his termination of employment due to his death or “disability”, as defined in the applicable company equity plan, or his termination of employment by us other than for “cause”, death or “disability” or by him for “good reason”, each such term as defined in Dr. Alexander’s and Dr. Tomasi’s amended offer letter, subject to earlier termination under the terms of the applicable company equity plan, except no company option of his will be exercisable after its expiration date.

Under Dr. Alexander’s and Dr. Tomasi’s amended offer letters, if we terminate his employment other than for cause, death or disability or he resigns for good reason, in each case, during the period beginning upon a change in control and ending 24 months after the change in control, such period referred to as the post-change in control period, he will be eligible to receive the following severance benefits (less applicable tax withholdings): (i) a lump sum cash amount equal to 24 months of his then-current annual base salary, (ii) a lump sum cash amount equal to 200% of his then-current target annual bonus opportunity and (iii) reimbursement of continued health coverage for him and his eligible dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for a period of up to 24 months, or a taxable lump sum payment in lieu of such reimbursement.

Further, under Dr. Alexander’s and Dr. Tomasi’s amended offer letters, if his employment is terminated by us other than for cause, death or disability or by him for good reason outside the post-change in control period, he will be eligible to receive the following severance benefits (less applicable tax withholding): (i) continuation of his then-current annual base salary for 12 months following his termination date (ii) a lump sum cash amount equal to a pro rata portion of his then-current target annual bonus opportunity and (iii) reimbursement of continued health coverage for him and his eligible dependents for a period of up to 12 months, or a taxable lump sum payment in lieu of such reimbursement.

To receive any of the severance benefits described above, Dr. Alexander and Dr. Tomasi must timely sign and not revoke a separation agreement and release of claims in our favor.

Finally, Dr. Alexander’s and Dr. Tomasi’s amended offer letters provide that:

•

if any severance or other benefits payable to Dr. Alexander or Dr. Tomasi constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax under Section 4999 of the Internal Revenue Code, he would be entitled to receive either full payment of benefits or such lesser amount (except such reduction will not exceed $50,000 of the full amount), whichever would result in his receipt in the greater amount of after-tax benefits; and

•

if any portion of the severance or other benefits provided will be subject to the excise tax imposed by Section 4999 of the Code after applying the process in the paragraph above, he will receive a payment from us equal to the sum of (i) the amount sufficient to pay such excise tax, and (ii) the amount sufficient to pay the excise tax, employment tax, and federal and state income taxes arising from the payment described in this sentence.

Estimated Payment and Benefits Upon Termination or Change of Control

The amount of compensation and benefits payable to each named executive officer other than Mr. Redmond under our current employment arrangements in various termination and change in control situations has been estimated in the tables below. The value of the equity vesting acceleration was calculated for each of the tables below based on the assumption that the change in control and the named executive officer’s employment termination occurred on December 31, 2020. The per share closing price of the Company’s stock on the Nasdaq Global Market as of December 31, 2020 was $140.00, which was used as the value of a share of the Company’s stock in the change in control for the calculations below. The value of the option vesting acceleration was calculated by multiplying the number of shares underlying unvested options subject to vesting acceleration as of December 31, 2020, by the difference between the per share closing price of the Company’s stock as of December 31, 2020, and the per share exercise price for such shares underlying unvested options. The value of restricted stock unit vesting acceleration was calculated by multiplying the number of unvested restricted stock units subject to vesting acceleration as of December 31, 2020, by the per share closing price of the Company’s stock as of December 31, 2020.

Robert Alexander, Ph.D.

The following table describes the potential payments and benefits upon employment termination for Dr. Alexander, as if his employment terminated as of December 31, 2020.

Executive Benefits and Payment upon Termination	Termination by Company without Cause or Resignation for Good Reason Not in Connection with a Change in Control ($)	Termination by Company due to Death or Disability ($)	Termination by Company without Cause or Resignation for Good Reason within 24 Months Following a Change in Control ($)
Compensation:
Cash Severance Benefits (1)	1,313,500	—	10,872,519
Acceleration of Stock Options (2)(3)	36,925,675	46,835,075	46,835,075
Acceleration of RSUs (2)(3)	8,512,000	29,792,000	29,792,000
Health Care Continuation (4)	46,167	—	92,334
Total	46,797,342	76,627,075	87,591,928

(1)

With respect to a termination by the Company without Cause or a resignation for Good Reason (a “qualifying termination”) that is not within the 24 month period following a change in control (as defined in Dr. Alexander’s amended offer letter), cash severance benefits include 12 months of base salary continuation payments and the pro rata portion of Dr. Alexander’s target annual bonus opportunity for 2020 (which is shown as 100% of the target bonus opportunity based on a December 31, 2020 termination date). With respect to a qualifying termination within 24 months following a change in control, cash severance benefits include a lump sum cash amount equal to 24 months of Dr. Alexander’s base salary, an additional lump sum cash amount equal to 200% of Dr. Alexander’s target annual bonus opportunity for 2020 and the amount of the 280G excise tax gross up that would be payable by us to Dr. Alexander assuming for this purpose that a change in control occurred on December 31, 2020 and his employment terminated due to a qualifying termination on the same date.

(2)

Upon a qualifying termination at any time other than during the three-month period prior to a change in control, Dr. Alexander will become vested in the total number of stock options and RSUs that have not vested but would have vested if he had remained employed on the first anniversary of the date of his termination. In the event of a change in control or a qualifying termination during the three-month period prior to a change in control, 100% of the total number of shares subject to Dr. Alexander’s stock options and RSUs will immediately vest as of the date immediately preceding the change in control or the date of the qualifying termination, as applicable.

(3)

Upon termination due to death or disability (as defined in Dr. Alexander’s amended offer letter) during the three-month period prior to a change in control, 100% of the total number of shares subject to Dr. Alexander’s stock options and RSUs will immediately vest as of the date of such termination. If the termination due to death or disability does not occur within the three-month period prior to a change in control, no accelerated vesting will occur as a result of such termination and Dr. Alexander is not entitled to any other severance benefits on a termination due to death or disability.

(4)

Amounts in this column reflect the cost of providing reimbursement of continued health coverage for Dr. Alexander and his eligible dependents under COBRA for 12 months following a qualifying termination if such termination is not within the 24 month period following a change in control or for 24 months following a qualifying termination if such termination is within the 24 month period following a change in control.

Adam Tomasi, Ph.D.

The following table describes the potential payments and benefits upon employment termination for Dr. Tomasi, as if his employment terminated as of December 31, 2020.

Executive Benefits and Payment upon Termination	Termination by Company without Cause or Resignation for Good Reason Not in Connection with a Change in Control ($)	Termination by Company due to Death or Disability ($)	Termination by Company without Cause or Resignation for Good Reason within 24 Months Following a Change in Control ($)
Compensation:
Cash Severance Benefits (1)	1,000,000	—	7,394,683
Acceleration of Stock Options (2)(3)	18,462,905	23,417,605	23,417,605
Acceleration of RSUs (2)(3)	5,495,000	19,232,500	19,232,500
Health Care Continuation (4)	46,167	—	92,334
Total	25,004,072	42,650,105	50,137,122

(1)

With respect to a termination by the Company without Cause or a resignation for Good Reason (a “qualifying termination”) that is not within the 24 month period following a change in control (as defined in Dr. Tomasi’s amended offer letter), cash severance benefits include 12 months of base salary continuation payments and the pro rata portion of Dr. Tomasi’s target annual bonus opportunity for 2020 (which is shown as 100% of the target bonus opportunity based on a December 31, 2020 termination date). With respect to a qualifying termination within 24 months following a change in control, cash severance benefits include a lump sum cash amount equal to 24 months of Dr. Tomasi’s base salary, an additional lump sum cash amount equal to 200% of Dr. Tomasi’s target annual bonus opportunity for 2020 and the amount of the 280G excise tax gross up that would be payable to Dr. Tomasi assuming for this purpose that a change in control occurred on December 31, 2020 and his employment terminated due to a qualifying termination on the same date.

(2)

Upon a qualifying termination at any time other than during the three-month period prior to a change in control, Dr. Tomasi will become vested in the total number of stock options and RSUs that have not vested but would have vested if he had remained employed on the first anniversary of the date of his termination. In the event of a change in control or a qualifying termination during the three-month period prior to a change in control, 100% of the total number of shares subject to Dr. Tomasi's stock options and RSUs will immediately vest as of the date immediately preceding the change in control or the date of the qualifying termination, as applicable.

(3)

Upon termination due to death or disability (as defined in Dr. Tomasi’s amended offer letter) during the three-month period prior to a change in control, 100% of the total number of shares subject to Dr. Tomasi's stock options and RSUs will immediately vest as of the date of such termination. If the termination due to death or disability does not occur within the three-month period prior to a change in control, no accelerated vesting will occur as a result of such termination and Dr. Tomasi is not entitled to any other severance benefits on a termination due to death or disability.

(4)

Amounts in this column reflect the cost of providing reimbursement of continued health coverage for Dr. Tomasi and his eligible dependents under COBRA for 12 months following a qualifying termination if such termination is not within the 24 month period following a change in control or for 24 months following a qualifying termination if such termination is within the 24 month period following a change in control.

Henrik Rasmussen, M.D., Ph.D.

The following table describes the potential payments and benefits upon employment termination for Dr. Rasmussen, as if his employment terminated as of December 31, 2020.

Executive Benefits and Payment upon Termination	Termination by Company without Cause or Resignation for Good Reason Not in Connection with a Change in Control ($)	Termination by Company without Cause or Resignation for Good Reason within 24 Months Following a Change in Control ($)
Compensation:
Cash Severance Benefits (1)	687,500	825,000
Acceleration of Stock Options (2)	—	14,487,375
Acceleration of RSUs (2)	—	12,813,500
Health Care Continuation (3)	23,612	31,483
Total	711,112	28,157,358

(1)

With respect to a termination by the Company without Cause or a resignation for Good Reason (a "qualifying termination") that is not within the 24 month period following a change in control (as defined in Dr. Rasmussen's offer letter), cash severance benefits includes a lump sum payment equal to nine months of base salary payments and the pro rata portion of Dr. Rasmussen’s target annual bonus opportunity for 2020 (which is shown as 100% of the target bonus opportunity based on a December 31, 2020 termination date). With respect to a qualifying termination within 24 months following a change in control, cash severance benefits include a lump sum cash amount equal to 12 months of Dr. Rasmussen's base salary and an additional lump sum cash amount equal to 100% of Dr. Rasmussen's target annual bonus opportunity for 2020.

(2)

Upon a qualifying termination during the 24 month period following a change in control, 100% of the total number of shares subject to Dr. Rasmussen's stock options and RSUs will immediately vest as of the date of the qualifying termination.

(3)

Amounts in this column reflect the cost of providing reimbursement of continued health coverage for Dr. Rasmussen and his eligible dependents under COBRA for 9 months following a qualifying termination if such termination is not within the 24 month period following a change in control or for 12 months following a qualifying termination if such termination is within the 24 month period following a change in control.

Mark Asbury

The following table describes the potential payments and benefits upon employment termination for Mr. Asbury, as if his employment terminated as of December 31, 2020.

Executive Benefits and Payment upon Termination	Termination by Company without Cause or Resignation for Good Reason Not in Connection with a Change in Control ($)	Termination by Company without Cause or Resignation for Good Reason within 24 Months Following a Change in Control ($)
Compensation:
Cash Severance Benefits (1)	552,000	667,000
Acceleration of Stock Options (2)	—	7,068,916
Acceleration of RSUs (2)	—	7,938,000
Health Care Continuation (3)	34,625	46,167
Total	586,625	15,720,083

(1)

With respect to a termination by the Company without Cause or a resignation for Good Reason (a "qualifying termination") that is not within the 24 month period following a change in control (as defined in Mr. Asbury's offer letter), cash severance benefits includes a lump sum payment equal to nine months of base salary payments and the pro rata portion of Mr. Asbury's target annual bonus opportunity for 2020 (which is shown as 100% of the target bonus opportunity based on a December 31, 2020 termination date). With respect to a qualifying termination within 24 months following a change in control, cash severance benefits include a lump sum cash amount equal to 12 months of Mr. Asbury's base salary and an additional lump sum cash amount equal to 100% of Mr. Asbury's target annual bonus opportunity for 2020.

(2)	In the event of a change in control, 100% of the total number of shares subject to Mr. Asbury's stock options and RSUs will immediately vest as of the date immediately preceding the change in control.
(3)

Amounts in this column reflect the cost of providing reimbursement of continued health coverage for Mr. Asbury and his eligible dependents under COBRA for 9 months following a qualifying termination if such termination is not within the 24 month period following a change in control or for 12 months following a qualifying termination if such termination is within the 24 month period following a change in control.

401(k) Plan

We maintain a 401(k) retirement savings plan for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. The 401(k) plan authorizes employer safe harbor contributions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan. We match 100% of the contributions that eligible participants make to the 401(k) plan up to 3.00% of the participant’s eligible compensation. Contributions from 3.01% to 5.00% are matched at 50%.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median employee's annual total compensation to the annual total compensation of our principal executive officer.

The purpose of this disclosure is to provide a measure of the equitability of pay within our company. We believe our compensation philosophy and process yield an equitable result for all of our employees. During fiscal year 2020, the principal executive officer was our Chief Executive Officer, Robert Alexander, Ph.D. For 2020, the annual total compensation, using the same methodology we use for our named executive officers as set forth in the summary compensation table, for Dr. Alexander was $14,244,640, and for our median employee was $477,727, resulting in an estimated pay ratio of 30 to 1.

In accordance with Item 402(u) of Regulation S-K, we identified the median employee by (i) determining our employee population as of December 31, 2020 (including all full-time, part-time, salaried, hourly, and seasonal employees, but excluding Dr. Alexander), (ii) calculating the total compensation for each employee for fiscal year 2020 by aggregating (A) annual base salary for salaried employees (or hourly rate multiplied by expected annual work schedule, for hourly employees), (B) the bonus for 2020, and (C) the estimated accounting value of any equity awards granted during 2020, and (iii) ranking this compensation measure for our employees from lowest to highest. We annualized this compensation for employees who did not work the entire year.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Delaware law. Delaware law prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, we will also be empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into an indemnification agreement with each member of our board of directors and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Moreover, a stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Stock Options and Restricted Stock Units	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders
2012 Equity Incentive Plan (1)	4,668,032	$2.62	—
2018 Equity Incentive Plan (2)	1,947,902	$46.47	5,271,495
2018 Employee Stock Purchase Plan (3)	—	—	1,264,558
Equity compensation plans not approved by stockholders	—	—	—
Total	6,615,934	$15.53	6,536,053

(1)

Our board of directors adopted, and our stockholders approved, the 2012 EIP. As a result of our initial public offering and the adoption of the 2018 EIP, we no longer grant awards under the 2012 EIP; however, all outstanding options issued pursuant to the 2012 EIP continue to be governed by their existing terms. To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will become available for issuance under the 2018 EIP.

(2)

Our 2018 EIP provides that the number of shares available for issuance under the 2018 EIP will automatically increase on each January 1, beginning with the fiscal year ending December 31, 2019, equal to the least of (i) 5,000,000 shares, (ii) 5% of the outstanding shares of common stock as of the last day of the preceding fiscal year and (iii) such other amount as the board of directors may determine.

(3)

Our board of directors adopted, and our stockholders approved, the 2018 ESPP in July 2018. Our 2018 ESPP provides that the number of shares available for issuance under the 2018 ESPP will automatically increase on each January 1, beginning with the fiscal year ending December 31, 2019, equal to the least of (i) 1,000,000 shares, (ii) 1% of the outstanding shares of common stock as of the last day of the immediately preceding fiscal year and (iii) such other amount determined by the compensation committee.

2020 Director Compensation

The following table provides information regarding compensation earned during the fiscal year ended December 31, 2020 by each nonemployee director for their service on the board of directors and any committee(s).

Name	Fees Paid In Cash ($) (1)	Option Awards ($) (2)	Total ($)
Daniel Janney	105,375	339,853	445,228
John McKearn, Ph.D.	62,000	339,853	401,853
Robert E. Andreatta	64,375	339,853	404,228
Paul Walker	61,875	339,853	401,728
Steven P. James	59,750	339,853	399,603
Natalie C. Holles	—	991,057	991,057

(1)	The fees paid to nonemployee directors are described further below.
(2)

The amounts disclosed represent the aggregate grant date fair value of option awards as calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in the notes to our audited financial statements. As of December 31, 2020, each nonemployee director held vested and unvested stock options as follows: Mr. Janney, 46,288 vested stock options and 15,012 unvested stock options; Dr. McKearn, 46,288 vested stock options and 15,012 unvested stock options; Mr. Andreatta, 46,288 vested stock options and 15,012 unvested stock options; Mr. Walker, 46,288 vested stock options and 15,012 unvested stock options; Mr. James, 94,024 vested stock options and 11,563 unvested stock options; and Ms. Holles, no vested stock options and 11,400 unvested stock options.

Directors who are also our employees receive no additional compensation for their service as directors. Dr. Alexander was our only employee director during 2020. See “Executive Officer and Director Compensation” for additional information about Dr. Alexander’s compensation.

In May 2020, each of our nonemployee directors (other than Ms. Holles) was granted an option to purchase 7,700 shares of our common stock, in each case, at a per share exercise price equal to $72.54. Each of these options fully vests on May 25, 2021, subject to each director’s continued service through the vesting date.

Outside Director Compensation Policy

In 2019, our compensation committee engaged Compensia to assist in crafting our outside director compensation policy for 2020. Compensia provided our compensation committee with competitive data, analysis and recommendations regarding nonemployee director compensation. After careful consideration of this information and the scope of the duties and responsibilities of our nonemployee directors, our board of directors approved our outside director compensation policy for 2020, which we believe provides reasonable compensation to our nonemployee directors that is commensurate with their contributions and appropriately aligned with our peers. We also reimburse our directors for expenses associated with attending meetings of our board of directors and committees of our board of directors.

2020 Cash Compensation

Under the outside director compensation policy, in 2020 our nonemployee directors are entitled to receive the following cash compensation for their services:

•	$47,500 per year for service as a board member;
•	$45,000 per year for service as chair of the board of directors;
•	$20,000 per year for service as chair of the audit committee;
•	$10,000 per year for service as a member of the audit committee;
•	$15,000 per year for service as chair of the compensation committee;
•	$7,500 per year for service as a member of the compensation committee;
•	$10,000 per year for service as chair of the nominating and governance committee; and
•	$5,000 per year for service as a member of the nominating and governance committee.

All cash payments to nonemployee directors will be paid quarterly in arrears on a prorated basis.

2020 Equity Compensation

Initial Option. Subject to the limits in our 2018 EIP, each person who first becomes a nonemployee director (other than a person that ceases to be an employee of ours but remains a director of ours) on or following April 1, 2020, the effective date of the current outside director compensation policy, will be granted an option covering 15,400 shares of our common stock (“initial option”), which grant will be made no later than the date of our first board of directors or compensation committee meeting occurring on or after the date on which such individual first becomes a nonemployee director, whether through election by our stockholders or appointment by our board of directors. Each initial option will vest as to 1/36th of the shares subject to the initial option each month following the commencement of the applicable nonemployee director’s service as a nonemployee director, in each case, subject to continued service through each applicable vesting date.

Annual Option. Subject to the limits in the 2018 EIP, each nonemployee director will be automatically granted, on the date of each annual meeting of our stockholders, an option covering 7,700 shares of our common stock (“annual option”). Each annual option will fully vest on the earlier of (i) the one-year anniversary of the date of grant of the annual option or (ii) the date of the next annual meeting of our stockholders that occurs following the grant of such annual option, in each case, subject to continued service through the applicable vesting date.

In the event of a change in control, as defined in the 2018 EIP, all of a nonemployee director’s outstanding company awards (including his or her initial option and his or her annual options, as applicable) will become fully vested and exercisable (if applicable) immediately before such change in control.

REPORT OF THE COMPENSATION COMMITTEE

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based on the review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis section be included in this proxy statement, which is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF ALLAKOS INC.

Daniel Janney, Chairman
John McKearn, Ph.D.
Paul Walker

April 14, 2021

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions from January 1, 2020 through December 31, 2020 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest (“related party transactions”).

Transactions with Certain Employees

Our current Senior Director of Clinical Project Management, Jacob Rasmussen, and our current Senior Clinical Program Manager, Camilla Shaw, are the son and daughter of Dr. Henrik Rasmussen, our Chief Medical Officer. Mr. Jacob Rasmussen and Ms. Shaw receive an annual salary of $232,000 and $180,000, respectively, and certain benefits that are also provided to our other similarly situated employees, which benefits have an approximate annual value to Mr. Jacob Rasmussen and Ms. Shaw of $50,000 and $32,000, respectively. During the fiscal year ended December 31, 2020, Mr. Jacob Rasmussen and Ms. Shaw were also awarded discretionary cash bonuses in the amount of approximately $69,601 and $31,050, respectively, and 4,630 and 3,155 restricted stock units, respectively, which are subject to service-based vesting conditions.

Other Agreements

In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into an indemnification agreement with each member of our board of directors and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

We have entered into employment agreements with certain of our executive officers that, among other things, provide for certain severance and change in control benefits. For a description of employment agreements with our named executive officers, see “Executive Officer and Director Compensation.”

We have granted stock options to our named executive officers, other executive officers and certain of our directors. See “Executive Officer and Director Compensation”.

Review and Approval of Related Party Transactions

Our audit committee has the primary responsibility for reviewing and approving or disapproving related party transactions. The charter of our audit committee provides that our audit committee shall review and approve in advance any related party transaction.

We have a formal written policy providing that we are not permitted to enter into any related party transaction without the consent of our audit committee. In approving or rejecting any such transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Each transaction described above was approved by at least a majority of the disinterested members of our audit committee.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 31, 2021 by:

•	each of our directors;
•	each of our named executive officers;
•	all of our directors and named executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own greater than 5% of our common stock.

The column entitled “Percentage Beneficially Owned” is based on a total of 53,457,462 shares of our common stock outstanding as of March 31, 2021.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2021 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Allakos Inc., 975 Island Drive, Suite 201, Redwood City, California 94065.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
Entities affiliated with Alta Partners VIII, LP (1)	8,519,200	15.94%
Capital World Investors (2)	6,431,639	12.03%
Capital Research Global Investors (3)	6,338,967	11.86%
Entities affiliated with RiverVest Venture Fund III, L.P. (4)	4,887,932	9.14%
Blackrock, Inc. (5)	3,530,334	6.60%
Vanguard Group, Inc. (6)	3,022,265	5.65%
Capital International Investors (7)	2,901,828	5.43%
Entities affiliated with Roche Finance Ltd (8)	2,779,157	5.20%
Named Executive Officers and Directors:
Robert Alexander, Ph.D. (9)	2,072,635	3.76%
Leo Redmond	28,603	*
Adam Tomasi, Ph.D. (10)	1,009,534	1.85%
Henrik Rasmussen, M.D., Ph.D. (11)	451,013	*
Mark Asbury (12)	104,353	*
Daniel Janney (13)	8,634,704	16.13%
John McKearn, Ph.D. (14)	4,947,143	9.24%
Paul Walker (15)	2,223,915	4.16%
Steven P. James (16)	100,835	*
Robert E. Andreatta (17)	59,211	*
Natalie C. Holles (18)	4,738	*
All named executive officers and directors as a group (10 persons) (19)	19,636,684	34.45%

*	Represents beneficial ownership of less than one percent.

(1)

Consists of (a) 6,448,053 shares held of record by Alta Partners VIII, LP (“Alta VIII”) and (b) 2,071,147 shares held of record by Alta Partners NextGen Fund I, L.P. (“Alta I”). The shares directly held by Alta VIII are indirectly held by Alta Partners Management VIII, LLC (“Alta Management VIII”), which is the general partner of Alta VIII. The individual managing directors of Alta Management VIII are Guy Nohra and Mr. Janney, one of our directors. The managing directors of Alta Management VIII exercise sole voting and investment control with respect to the shares held by Alta VIII. The shares directly held by Alta I are indirectly held by Alta Partners NextGen Fund I Management, LLC (“Alta Management I”), which is the general partner of Alta I. The individual managing directors of Alta Management I are Robert More, Peter Hudson and Mr. Janney, one of our directors. The managing directors of Alta Management I exercise sole voting and investment control with respect to the shares held by Alta I. The individual managing directors of Alta Management VIII and Alta Management I disclaim beneficial ownership of all shares held by Alta VIII and Alta I, except to the extent of their pecuniary interests therein. The address of the above referenced entities is Four Embarcadero Center, Suite 2100, San Francisco, California 94111.

(2)

Information regarding Capital World Investors is based solely upon Schedule 13F filed by Capital World Investors with the SEC on February 12, 2021. Schedule 13F provides that as of December 31, 2020, Capital World Investors is deemed to be the beneficial owner with respect to 6,431,639 shares of the Company’s common stock. The address for Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071.

(3)

Information regarding Capital Research Global Investors is based solely upon Schedule 13F filed by Capital Research Global Investors with the SEC on February 12, 2021. Schedule 13F provides that as of December 31, 2020, Capital Research Global Investors is deemed to be the beneficial owner with respect to 6,338,967 shares of the Company’s common stock. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, California 90071.

(4)

Consists of (i) 694,669 shares held of record by RiverVest Venture Fund II, L.P ("RiverVest II"), (ii) 188,685 shares held of record by RiverVest Venture Fund II (Ohio), L.P. ("RiverVest (Ohio) II"), (iii) 2,341,594 shares held of record by RiverVest Venture Fund III, L.P ("RiverVest III"), (iv) 124,275 shares held of record by RiverVest Venture Fund III (Ohio), L.P. ("RiverVest (Ohio) III"), (v) 1,483,103 shares held of record by 3x5 RiverVest Fund II, L.P. ("3x5 II"), and (vi) 55,606 shares held of record by 3x5 RiverVest Fund II-B, L.P. ("3x5 II-B"). The shares directly held by RiverVest II are indirectly held by RiverVest Venture Partners II, L.P. (“RiverVest Partners II”), which is the general partner of RiverVest II. The shares directly held by RiverVest (Ohio) II are indirectly held by RiverVest Venture Partners II (Ohio), LLC (“RiverVest Partners (Ohio) II”), which is the general partner of RiverVest (Ohio) II. RiverVest Partners II is the sole member of RiverVest Partners (Ohio) II. RiverVest Venture Partners II, LLC is the general partner of RiverVest Partners II. Dr. McKearn, one of our directors, is an Authorized Person of RiverVest Venture Partners II, LLC and may be deemed to share dispositive voting and investment power with respect to the shares held by RiverVest II and RiverVest (Ohio) II. The shares directly held by RiverVest III are indirectly held by RiverVest Venture Partners III, L.P. (“RiverVest Partners III”), which is the general partner of RiverVest III. The shares directly held by RiverVest (Ohio) III are indirectly held by RiverVest Venture Partners III (Ohio), LLC (“RiverVest Partners (Ohio) III”), which is the general partner of RiverVest (Ohio) III. RiverVest Partners III is the sole member of RiverVest Partners (Ohio) III. RiverVest Venture Partners III, LLC is the general partner of RiverVest Partners III. Dr. McKearn, one of our directors, is a Manager of RiverVest Venture Partners III, LLC and may be deemed to share dispositive voting and investment power with respect to the shares held by RiverVest III and RiverVest (Ohio) III. The shares directly held by 3x5 II and 3x5 II-B are indirectly held by 3x5 RiverVest Partners II, LLC (“3x5 Partners II”), which is the general partner of 3x5 II and 3x5 II-B. RiverVest 3x5 Managers II, L.P. (“3x5 Managers II”), is a Member of 3x5 Partners II. RiverVest 3x5 Managers II, LLC is the general partner of 3x5 Managers II. Dr. McKearn, one of our directors, is a Member of RiverVest 3x5 Managers II, LLC and may be deemed to share dispositive voting and investment power with respect to the shares held by 3x5 II and 3x5 II-B. Dr. McKearn disclaims beneficial ownership of all shares held by RiverVest II, RiverVest (Ohio) II, RiverVest III, RiverVest (Ohio) III, 3x5 II and 3x5 II-B except to the extent of his pecuniary interests therein. The address of the above referenced entities is 101 S. Hanley Road, Suite 1850, St. Louis, MO 63105.

(5)

Information regarding BlackRock, Inc. is based solely upon Schedule 13F filed by BlackRock, Inc. with the SEC on February 5, 2021 on behalf of its subsidiaries consisting of BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Fund Managers Limited, BlackRock Life Limited, BlackRock Investment Management (Australia) Limited and BlackRock Fund Advisors. Schedule 13F provides that as of December 31, 2020, Blackrock, Inc. has sole voting power with respect to 3,494,850 shares of the Company’s common stock and sole dispositive power with respect to 3,530,334 shares of the Company’s common stock. The address for these entities is BlackRock, Inc., 55 East 52nd Street, New York, NY 10055.

(6)

Information regarding Vanguard Group Inc. is based solely upon Schedule 13F filed by Vanguard Group Inc. with the SEC on February 12, 2021. Schedule 13F provides that as of December 31, 2020, Vanguard Group Inc. is deemed to be the beneficial owner with respect to 3,022,265 shares of the Company’s common stock. The address for Vanguard Group Inc. is PO Box 2600, V26, Valley Forge, PA 19482.

(7)

Information regarding Capital International Investors is based solely upon Schedule 13F filed by Capital International Investors with the SEC on February 12, 2021. Schedule 13F provides that as of December 31, 2020, Capital International Investors is deemed to be the beneficial owner with respect to 2,901,828 shares of the Company’s common stock. The address for Capital International Investors is 11100 Santa Monica Boulevard, 16th Floor, Los Angeles, CA 90025.

(8)

Information regarding Roche Finance Ltd (“Roche Finance”). is based solely upon Schedule 13G/A filed by Roche Finance with the SEC on February 16, 2021. Schedule 13G/A provides that as of December 31, 2020, Roche Finance is deemed to be the beneficial owner with respect to 2,779,157 shares of the Company’s common stock. Roche Finance is a wholly owned subsidiary of Roche Holding Ltd. (“Roche Holding”), a publicly held corporation. The address of Roche Finance is Grenzacherstrasse 122, Basel, 4070 Switzerland and the address of Roche Holding is Grenzacherstrasse 124, Basel, 4070 Switzerland.

(9)

Consists of (a) 36,029 shares held of record by Dr. Alexander, (b) 357,366 shares held of record by Dr. Alexander and Stacey Lee Alexander as Trustees of the Alexander 2018 Irrevocable Descendants’ Trust, and (c) 1,846,582 shares subject to options held by Dr. Alexander, of which 1,679,240 shares are vested and exercisable within 60 days of March 31, 2021.

(10)

Consists of (a) 20,657 shares held of record by Dr. Tomasi, (b) 3,953 shares held of record by Dr. Tomasi and Carrie Tomasi as Trustees of the Tomasi Living Trust dated July 14, 2017, and (c) 1,068,595 shares subject to options held by Dr. Tomasi, of which 984,924 shares are vested and exercisable within 60 days of March 31, 2021.

(11)

Consists of (a) 15,514 shares held of record by Dr. Rasmussen and (b) 492,000 shares subject to options held by Dr. Rasmussen, of which 435,499 shares are vested and exercisable within 60 days of March 31, 2021.

(12)

Consists of (a) 8,567 shares held of record by Mr. Asbury and (b) 159,910 shares subject to options held by Mr. Asbury, of which 95,786 shares are vested and exercisable within 60 days of March 31, 2021.

(13)

Consists of (a) the shares described in footnote (1) above, (b) 56,293 shares held of record by Mr. Janney and (c) 61,300 shares subject to options held by Mr. Janney, of which 59,211 shares are vested and exercisable within 60 days of March 31, 2021. Mr. Janney is a managing director of Alta Management VIII and Alta Management I and shares voting and investment control with respect to these shares. Mr. Janney disclaims beneficial ownership of all shares held by Alta VIII and Alta I, except to the extent of any pecuniary interest therein.

(14)

Consists of (a) the shares described in footnote (4) above and (b) 61,300 shares subject to options held by Dr. McKearn, of which 59,211 shares are vested and exercisable within 60 days of March 31, 2021. Dr. McKearn is an Authorized Person of RiverVest Venture Partners II, LLC, a Manager of RiverVest Venture Partners III, LLC and a Member of RiverVest 3x5 Managers II, LLC and shares voting and investment control with respect to these shares. Dr. McKearn disclaims beneficial ownership of all shares held by RiverVest II, RiverVest (Ohio) II, RiverVest III, RiverVest (Ohio) III, 3x5 II and 3x5 II-B, except to the extent of any pecuniary interest therein.

(15)

Consists of (a) 2,163,260 shares held of record by New Enterprise Associates 16, L.P. (“NEA 16”), (b) 1,444 shares held of record by NEA Ventures 2017, L.P. (“Ven 2017”) and (c) 61,300 shares subject to options held by Mr. Walker, of which 59,211 shares are vested and exercisable within 60 days of March 31, 2021. Mr. Walker, a member of our board of directors, is a General Partner of New Enterprise Associates, Inc., an entity affiliated with NEA 16 and Ven 2017. Mr. Walker disclaims beneficial ownership of all shares owned by NEA 16 and Ven 2017, except to the extent of any pecuniary interest therein. The shares directly held by NEA 16 are indirectly held by NEA Partners 16, L.P. (“NEA Partners 16”), the sole general partner of NEA 16, NEA 16 GP, LLC (“NEA 16 LLC”), the sole general partner of NEA Partners 16, and each of the individual Managers of NEA 16 LLC. The individual Managers of NEA 16 LLC, (collectively, the “Managers”), are Forest Baskett, Ali Behbahani, Carmen Chang, Anthony A. Florence, Mohamad Makhzoumi, Joshua Makower, Peter Sonsini, Paul Walker and Scott D. Sandell. NEA Partners 16, NEA 16 LLC and the Managers share voting and dispositive power with regard to the Company’s securities directly held by NEA 16. The shares held directly by Ven 2017 are indirectly held by Karen P. Welsh, the general partner of Ven 2017. Karen P. Welsh has voting and dispositive power with regard to the shares of the Company’s securities directly held by Ven 2017. All indirect holders of the above referenced securities disclaim beneficial ownership of the above referenced securities except to the extent of their pecuniary interests therein. The address of the above referenced entities is 1954 Greenspring Drive, Suite 600, Timonium MD, 21093.

(16)	Consists of 101,880 shares subject to an option held by Mr. James, of which 100,835 shares are vested and exercisable within 60 days of March 31, 2021.
(17)	Consists of 61,300 shares subject to an option held by Mr. Andreatta, of which 59,211 shares are vested and exercisable within 60 days of March 31, 2021.
(18)

Consists of (a) 2,600 shares held of record by Ms. Holles as Trustee of the Holles Trust dated March 11, 2014 and (b) 15,400 shares subject to options held by Ms. Holles, of which 2,138 shares are vested and exercisable within 60 days of March 31, 2021.

(19)

Consists of (a) 16,109,418 shares beneficially owned by our current named executive officers and nonemployee directors as of March 31, 2021, of which no shares may be repurchased by us at the original purchase price as of such date and (b) 3,535,266 shares subject to options vested and exercisable within 60 days of March 31, 2021.

REPORT OF THE AUDIT COMMITTEE

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the audit committee of our board of directors submits the report below. The material in this report is not “soliciting material,” is not be deemed “filed” with the SEC, and is not to be incorporated by reference into any filing made by Allakos Inc. (the “Company”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that the Company specifically incorporates it by reference in such filing.

Audit Committee Report to Stockholders

The audit committee of the board of directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The audit committee is composed of three directors, each of whom is independent as defined under the rules of the NASDAQ Global Select Market. Our board of directors has determined that each member of the audit committee is independent and that Mr. Andreatta qualifies as an “audit committee financial expert” under the SEC rules. The audit committee operates under a written charter approved by the board of directors. A copy of the charter is available on the Company’s website at http://investor.allakos.com/investor-relations in the “Corporate Governance” section of our Investors webpage.

Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. Ernst and Young LLP is responsible for performing an independent audit of the Company’s financial statements in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The audit committee’s responsibility is to monitor and oversee these processes. The audit committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.

In connection with these responsibilities, the audit committee met with management and Ernst & Young LLP to review and discuss the December 31, 2020 audited financial statements. The audit committee also discussed with Ernst & Young LLP the applicable requirements of the PCAOB. In addition, the audit committee received the written disclosures from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and the audit committee has discussed with Ernst and Young LLP its independence from the Company and its management.

Based upon the audit committee’s discussions with management and Ernst & Young LLP, and the audit committee’s review of the representations of management and Ernst & Young LLP, the audit committee recommended that the board of directors include the audited financial statements in the Company’s Annual Report on Form 10-K for fiscal 2020 filed with the SEC.

The audit committee also has appointed, subject to stockholder ratification, Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2021.

Respectfully submitted, THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF ALLAKOS INC.

Robert E. Andreatta, Chairman
Steven P. James
Paul Walker

April 14, 2021

STOCKHOLDER PROPOSALS

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2022 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 31, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Allakos Inc.

Attention: Corporate Secretary

975 Island Drive, Suite 201

Redwood City, California 94065

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2022 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 15, 2022; and
•	not later than March 16, 2022.

In the event that we hold our 2022 annual meeting of stockholders more than 30 days before or more than 60 days after the first anniversary of the date of the 2020 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or
•	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our corporate governance and nominating committee by providing the information required by our bylaws. Any such recommendations should include, among other things outlined in our bylaws, the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above.

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

----------------------- Page 1-----------------------                                                                                                       YOUR VOTE IS IMPORTANT!  PLEASE VOTE BY:                                                                                                                 INTERNET                                                                                                               Go To: www.proxypush.com/ALLK                                                                                                               •   Cast your vote online                                                                                                               •   Have your Proxy Card ready      P.O. BOX 8016, CARY, NC 27512-9903                                                                       •   Follow the simple instructions to record your vote                                                                                                                 PHONE   Call 1-866-490-6867                                                                                                               •   Use any touch-tone telephone                                                                                                               •   Have your Proxy Card ready                                                                                                               •   Follow the simple recorded instructions                                                                                                                 MAIL                                                                                                               •   Mark, sign and date your Proxy Card                                                                                                               •   Fold and return your Proxy Card in the postage-paid                                                                                                                   envelope provided     Allakos Inc.   Annual Meeting of Stockholders     For Stockholders as of April 08, 2021     TIME:        Tuesday, May 25, 2021 2:30 PM, PDT   PLACE:       Annual Meeting to be held live via the Internet - please visit                www.proxydocs.com/ALLK for more details.                                         This proxy is being solicited on behalf of the Board of Directors     The undersigned hereby appoints Adam Tomasi, Ph.D. and Mark Asbury, and each or either of them, with full power of substitution and revocation, and    authorizes them, and each of them, to vote all the shares of capital stock of ALLAKOS INC. which the undersigned is entitled to vote at said meeting    and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any    adjournment thereof, conferring authority to vote in their discretion on such other matters as may properly come  before the meeting and revoking any    proxy heretofore given.     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS  DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED   "FOR" ALL NOMINEES FOR DIRECTORS IN PROPOSAL 1, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3.     You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in    accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return    this card.     TO ATTEND the Annual Meeting, please visit www.proxydocs.com/ALLK for virtual meeting registration details.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MA RK ON THE REVERSE SIDE

----------------------- Page 2-----------------------  Proposal_Page - VIFL                                                                                                            Allakos Inc.                                                                                           Annual Meeting of Stockholders                  Please make your marks like this:                    X      Use dark black pencil or pen only                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE:                         "FOR" ON PROPOSALS 1, 2 AND 3.                                                                                                                                                                                                                       BOARD OF                                                                                                                                                                                                                    DIRECTORS                       PROPOSAL                                                                                                                                                  YOUR VOTE                        RECOMMENDS                  1.     Election of Class III Directors                                                                                                                                                                        FOR         WITHHOLD                         1.01 Daniel Janney                                                                                                                                                                               FOR                                                                                                                                                                  #P2#            #P2#                         1.02 Robert E. Andreatta                                                                                                                                                                         FOR                                                                                                                                                                  #P3#            #P3#                                                                                                                                                                        FOR          AGAINST         ABSTAIN                  2.     Ratification and approval of the appointment of Ernst & Young LLP as the Company's                                                                                                               FOR                                                                                                                                                                  #P4#            #P4#            #P4#                         independent registered public accounting firm for the fiscal year ending December 31, 2021.                                                                                                                                                                      FOR          AGAINST         ABSTAIN                  3.     Approval, on an advisory non-binding basis, of the compensation of the Company's named                                                                                                           FOR                       executive officers.                                                                                                                      #P5#            #P5#            #P5#                                 You must register to attend the meeting online and/or participate at www.proxydocs.com/ALLK                               Authorized Signatures - Must be completed for your instructions to be executed.                               Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc.,                               should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote                               Form.                   Signature (and Title if applicable)                                                Date                    Signature (if held jointly)                                                        Date